Exhibit 10.15

AGREEMENT OF LEASE

BETWEEN

CANADIAN PROPERTY HOLDINGS (1010 SHERBROOKE) INC.,

duly represented by its mandatary

CREIT MANAGEMENT LIMITED

as general partner of

CREIT MANAGEMENT L.P.

“Landlord”

AND

ENERKEM INC.

“Tenant”

1010 SHERBROOKE STREET WEST
SUITE 1610

1010-Enerkem Lease 2010

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AGREEMENT OF NET LEASE FOR OFFICE PREMISES dated September 1, 2010

BETWEEN:

CANADIAN PROPERTY HOLDINGS (1010 SHERBROOKE) INC., duly represented by its mandatary CREIT MANAGEMENT LIMITED, as general partner of CREIT MANAGEMENT L.P., a company duly incorporated under the laws of Canada, having a place of business at 1010 Sherbrooke Street West, Suite 1210, Montréal, Québec, H3A 2R7, represented by René G. Arsenault, Vice-President, Québec Region, duly authorized for the purpose hereof.

(hereinafter referred to as the “LANDLORD”)

AND:

ENERKEM INC., a company duly incorporated under Canada Business Corporations Act, having a place of business at 1010 Sherbrooke Street West, Suite 1610, Montréal, Québec, H3A 2R7, represented by Vincent Chornet, President and Chief Executive Officer and Patrice Ouimet, Vice-President & Chief Financial Officer, duly authorized for the purposes hereof.

(hereinafter referred to as the “TENANT”)

IN CONSIDERATION OF THE RENTS AND AGREEMENTS HEREINAFTER CONTAINED, THE PARTIES AGREE TO LEASE THE PREMISES ON THE FOLLOWING TERMS:

ARTICLE 1 — SUMMARY PROVISIONS

ARTICLES / SECTIONS

1.1           Premises:  That certain office space currently identified as “Suite 1610” on 16th floor, in the building known as “1010 SHERBROOKE WEST”, located at 1010 Sherbrooke West, in the City of Montréal, Province of Québec, H3A 2R7, containing approximately 8 128 square feet (the “Gross Rentable Area of the Premises”), which includes the percentage of Tenant’s share of the common and services areas of the floor established at 15%. calculated according to the criteria of BOMA ANSI Z65.1996. The Premises are shown in that approximate location as outlined in red on Schedule “A” attached hereto, subject to final measurement under these presents.

3.1

1.2 Term: Five (5) years.

1.3 Commencement Date: September 1st, 2010

1.4 Expiration Date: August 31st, 2015

1.5 Minimum Rent: For the period commencing September 1st, 2010 and terminating August 31st, 2015, inclusive, a Minimum Rent in the amount of $95,504.00 per year, payable in advance on the first day of each month in equal, consecutive monthly instalments in the amount of $7,958.67 each, representing a net annual rental rate of $11.75 per square foot of Gross Rentable Area.	4.1

1.6           Proportionate Share of Operating Expenses: 2.4689%, subject to Landlord’s adjustment.  For purposes of information and without representation or guarantee, Landlord’s estimation for Tenant’s Proportionate Share of Operating Expenses for the year ending December 2010 is $9.76 per square foot of the Gross Rentable Area of the Premises (including administration fee of 15%).

4.1, 6.1

1.7 Proportionate Share of Taxes: 2.3282%, subject to Landlord’s	4.1, 5.2

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adjustment.  For purposes of information and without representation or guarantee, Landlord’s estimation for Tenant’s Proportionate Share of Taxes for the year ending December 2010 is $5.66 per square foot of the Gross Rentable Area of the Premises.

1.8 Charge for electricity in the Premises: Estimated at $1.00 per square foot of the Gross Rentable Area of the Premises, per year, subject to Landlord’s adjustment.	4.1, 6.2

1.9 Authorized Use: Offices only for Tenant’s current activities at the time of the execution of this Lease and no other use.	8.1

1.10 Addresses for Notices: to Landlord: 1010 Sherbrooke Street West, Suite 1210 Montréal, Québec, H3A 2R7 Attention: René G. Arsenault Vice-President, Québec Region to Tenant: At the address of the Premises	18.14

1.11 Broker: Cushman & Wakefield Ltd.	18.18

1.12 Prepaid Rent: N/A	16.1

1.13 Letter of Credit: $21,537.09	16.2

1.14 Movable hypothec: N/A	16.3

1.15 Surety: N/A	Schedule “G”

1.16 Special conditions: 19.1 Personal rights 19.2 Leasehold Improvements 19.3 Early Occupancy 19.4 Free Rent Period 19.5 Option to Renew 19.6 Right of First Opportunity 19.7 Option to Cancel 19.8 Interior Parking 19.9 Move in Move out 19.10 Signage / Identification	19

The provisions of this Article 1 summarize certain terms of the Lease which are more fully described in the balance of the Lease and form an integral part of the Lease.  In the event of a conflict or inconsistency between the provisions of Article 1 and the balance of the Lease, the provisions of the balance of the Lease shall prevail.  Capitalized terms shall have the meanings set forth in Schedule “B” or otherwise defined in the body of the Lease.

ARTICLE 2 - INTENT AND INTERPRETATION

2.1           Net Lease

This Lease is intended by the parties to be an absolutely net lease to Landlord, except as otherwise expressly provided herein.   It being understood that the Landlord shall not be liable during the Term of the Lease for any costs, charges, expenses of any nature whatsoever relating to the Premises, its use and occupancy. The Tenant shall be solely responsible for all such costs, charges and expenses.

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2.2           Reasonableness

Landlord and Tenant shall act reasonably in the performance of their obligations and the exercise of their rights (including the giving of a Notice, consent or approval) pursuant to the Lease, unless a right is stated herein to be exercisable at the sole discretion of a party.  The strict enforcement of time limits provided for in the Lease shall be considered to be acting reasonably.

2.3           Entire Agreement

This Lease is the entire agreement between Landlord and Tenant.  Tenant further acknowledges that the execution of this Lease shall constitute a conclusive presumption that all agreements and representations, written or verbal, previously entered into or made by the parties or their agents shall be solely those set forth in the Lease and may be amended only by an agreement in writing signed by both Landlord and Tenant.

ARTICLE 3 - LEASE OF PREMISES

3.1           Lease of Premises

Tenant shall lease the Premises for the Term.

3.2           Measurement of Premises and Rent Adjustment

Within TEN (10) working days after the Date of Occupancy (as defined in Section 19.3), the Premises shall be measured and certified by Landlord or the Expert (in this case, the Expert being a surveyor or an architect), at Landlord’s expense and will be verified by the Tenant in accordance with ANSI/BOMA Z65.1-1996 measurement methods. Should the final Gross Rentable Area of the Premises differ from the area specified in Section 1.1 hereof, then the annual cash flow for Rent and the Tenant’s Proportionate Share shall be adjusted accordingly, but in no event shall the final measurement exceed the Gross Rentable Area of the Premises mentioned in Section 1.1 by more than ONE PERCENT (1%).  However, the Minimum and Additional Rent mentioned herein shall remain unchanged.

3.3           Common Areas

Tenant shall have the right to use the Common Areas in common with the others entitled thereto, for:

a)             the purposes for which they are intended; and

b)            during such hours as they may be available, as determined by Landlord.

This right shall not be transferable except to a permitted subtenant, assignee or user pursuant to Article 13 of the Lease.

3.4           Condition of Premises

When Tenant takes actual possession of the Premises, it is presumed as of such date that the Premises are in good condition in all respects, except for any latent defects and for such defects which Tenant shall have disclosed to Landlord by Notice within 30 days following its taking of possession of the Premises or, in the case of a seasonal item (such as heating or air-conditioning), within 30 days following the day on which such seasonal item first starts operating.

3.5           Relocation of Premises

N/A

ARTICLE 4 - RENT

4.1           Rent

Throughout the Term, Tenant shall pay to Landlord the following Rent:

a)             the Minimum Rent;

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b)            the Proportionate Share of Operating Expenses;

c)             the Proportionate Share of Taxes;

d)            all other taxes payable to Landlord in accordance with Section 5.6; and

e)             the aggregate of:

i)              the charges for utilities in accordance with Section 6.2 if applicable;

ii)             the charges for any additional services provided by Landlord at the request of Tenant; and

iii)            such other costs, charges, amounts and expenses as are required to be paid by Tenant to Landlord under the Lease.

Notwithstanding any other provision herein, the Landlord guarantees to the Tenant that there are no other costs or charges applicable to the Premises.

4.2           General Provisions

a)             Tenant shall pay the Rent to Landlord immediately when due, without Notice or demand, and without deduction, set-off, compensation, or abatement, except as expressly provided in this Lease, in lawful money of Canada, at the address mentioned in Section 1.10, or such other address or Person as may be designated by Landlord.  However, in case of dispute concerning above mentioned provisions, the Tenant shall not be excused from the prompt payment of Minimum Rent or Additional Rent;

b)            Tenant shall pay items of Rent of a recurring nature (including without limitation the Minimum Rent, the Proportionate Share of Operating Expenses, the Proportionate Share of Taxes and the charges for utilities) in advance on the first day of each month of the Term, subject to the provisions of Sections 4.2(g), 5.2, 6.1 and 6.2; Tenant shall pay all other items of Rent within 10 business days of the delivery of an invoice therefor;

c)             Tenant shall pay interest at the Prime Rate, applicable at the date of Tenant’s default, plus 3% per annum on all arrears of Rent for the period of time any Rent remains unpaid;

d)                                     In the event that Tenant fails to pay any item of Rent on its due date for any two (2) consecutive months ~~(which do not have to be consecutive)~~ during any Rental Year, Tenant agrees to pay to Landlord as a penalty for such delay, in addition to the interest owed pursuant to Section 4.2(c), a sum of $1,000., whether or not such default is remedied prior to the enforcement of the penalty contemplated herein;

e)             Tenant shall upon Landlord’s request deliver to Landlord a series of postdated cheques covering the Minimum Rent and Additional Rent for the first twelve (12) months of the Lease.  Thereafter, one (1) month prior to each anniversary of the Lease, the Tenant shall deliver twelve (12) other postdated cheques covering the Minimum and the Additional Rent for the following twelve (12) months;

If any cheque is returned unpaid (unless attributable to Landlord’s fault in processing the cheque), the Tenant shall pay to Landlord, as penalty, an administration fee of fifty dollars ($50.00) per cheque so returned.

f)                                        Landlord shall determine Operating Expenses and Taxes without duplication in accordance with sound accounting principles or practices as applied by the Landlord and consistently complemented in the real estate industry;

g)                                     Landlord may estimate based on the preceding years items of Additional Rent of a recurring and variable nature and advise Tenant in writing thereof.  Tenant shall pay to Landlord the amounts so estimated in equal consecutive monthly instalments in advance over each Rental Year or a portion thereof. With respect

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to the Taxes however, the Landlord shall have the right, at its discretion at any time during the Term to adjust the estimate in accordance with the invoice received from the taxing authority;

h)            Within 180 days after the expiry of each Rental Year, Landlord shall deliver to Tenant an audited statement (the “Audited Statement”) issued by an independent firm of chartered accountants indicating the items of Additional Rent of a recurring and variable nature and the amounts of the Tenant’s Proportionate Share thereof for such Rental Year, this Audited Statement is final and bind the Tenant.  The Tenant shall have 60 calendar days from the receipt of the Audit Statement to ask the Landlord for clarification and questions with respect to the Audited Statement.  The Landlord shall respond to the questions within a reasonable delay.  It is understood that any item not contained in such Audited Statement shall not be charged to Tenant.  If Tenant has paid more than the Audited Statement specifies, Landlord shall, at its sole discretion, apply the excess, without interest, to future Rent or to other amounts owing by Tenant or refund the excess (unless Tenant is then in monetary default under any term or condition of this Lease) without interest or if Tenant has paid less than the Audited Statement specifies, Tenant shall pay the deficiency, any such adjustment amounts to be applied or paid within 10 business days after delivery of the Audited Statement;

i)              The obligations of the parties to pay any amount of Rent or to adjust pursuant to the preceding paragraph (h) for the final Rental Year shall survive the expiration of the Term;

j)              If the Commencement Date is not the first day of a calendar month or if the Expiration Date is not the last day of a calendar month, Rent for the relevant part of the month shall be prorated on a per diem basis;

k)             There shall be in no case overcharge of the costs and expenses included in the computation of Additional Rent. If, at any time during a Rental Year, the Building is not one hundred percent (100%) occupied and operational, the Landlord shall have the right to adjust those items of Operating Expenses which vary with the extent of the occupancy or use of the rentable premises in the Building (including without limitation, cleaning costs, supplies, garbage removal, etc.) to such an amount, as in the reasonable estimation of Landlord, would have been incurred if the Building were one hundred percent (100%) occupied and operational for the entire Rental Year and the amount of such adjustment shall be included in the Operating Expenses.  Notwithstanding any to the contrary, shall Tenant never have to pay an amount for Operating Expenses higher than it would have paid if the Building had been fully (100%) occupied and operational;  For clarification it is agreed that the Tenant shall not pay and is not invoiced for expenses that would be allocated to vacant space.

l)              ~~Landlord shall in its determination of Operating Expenses and Taxes make such allocations and attributions in respect to various components of the Building as may be necessary and reasonable~~.

ARTICLE 5 - TAXES

5.1           Landlord’s Responsibility to Pay Taxes

Subject to Section 5.2, Landlord shall pay all Taxes to the competent tax authorities.

5.2           Tenant’s Proportionate Share of Taxes

Tenant shall pay to Landlord, as Additional Rent, the Proportionate Share of all Taxes, such payment to be made not later than on the tax due date or on the Specified Date, subject to Section 4.2(b), (g) and (h).

5.3           Contestation of Taxes

Tenant shall pay to Landlord, as part of Operating Expenses, its Proportionate Share of Taxes of all reasonable fees and expenses incurred by Landlord with respect to the contestation

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of the Taxes or of the assessment of the Building, including without limitation legal, appraisal, administration and overhead expenses which overhead expenses are supported by receipt.  The Taxes which shall be contested by Landlord shall nevertheless be paid by Tenant in accordance with Section 5.2 of this Lease, provided however that if Tenant has paid its Proportionate Share of such contested Taxes and that Landlord receives as a result of such contestation a reimbursement of those Taxes, Landlord shall reimburse to Tenant its proportionate share of such reimbursement, after having deducted those expenses which shall not have been already charged to Tenant.

Landlord shall have no obligation to contest, object to or to litigate the levying or imposition of any Taxes and may settle, compromise, consent to, waive or otherwise determine in its discretion any Taxes without notice to, consent or approval of Tenant.

5.4           Taxes and Other Taxes Payable by Tenant

Tenant shall pay all Taxes and any other taxes or charges to the relevant authorities, when the same become due. Should the Taxes be made payable by the Landlord, the Landlord shall remit any amount that it collects on account of Taxes to the relevant authorities.

5.5           Sales Taxes

Tenant shall pay to Landlord any Sales Taxes at the same time as the amounts to which such Sales Taxes apply and which are payable to Landlord under the Lease.  Although Sales Taxes are not considered to be Rent, Landlord shall have the same recourses for recovery of such amounts as it has for non-payment of Rent under the Lease or at law.

5.6           Tax Indemnification

Tenant shall indemnify and save Landlord harmless from all losses, costs, charges, penalties, and expenses arising from Tenant’s non-payment of Taxes or Sales Taxes as well as of any taxes that are imposed in lieu of same, whether against Landlord or Tenant.

ARTICLE 6 - OPERATING EXPENSES AND UTILITIES

6.1           Tenant’s Proportionate Share of Operating Expenses

Tenant shall pay to Landlord, as Additional Rent, the Proportionate Share of Operating Expenses.

6.2           Utilities

Tenant shall pay to Landlord, as Additional Rent, the costs of all electricity and other utilities supplied to or used or consumed in the Premises as set forth in Schedule “C”. In the event of excessive consumption use or significant cost increase, Landlord may require Tenant to install a check meter, at Landlord’s expense, for the purpose of determining the costs of such utilities.  The cost of electricity to Tenant for the Premises shall not exceed the amount which the authority providing the same would charge to Tenant if Tenant were directly metered and billed by the competent authority.

ARTICLE 7 - SERVICES AND OPERATION OF BUILDING

7.1           Services to Premises

Landlord shall provide the following services to the Premises, subject to the further provisions set forth in Schedule “C”:

a)             heating, ventilation and air-conditioning as required by the ASHRAE standards during Normal Business Hours; such services to the Premises outside of Normal Business Hours shall be available, at Tenant’s request and sole expense and in accordance with the rate herein.  Should the Tenant require HVAC after Business Hours, it will have to advise the Landlord at least four (4) hour prior.  The cost of HVAC after hours shall be $25.00 per hour (plus applicable taxes), subject to adjustments;

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b)            cleaning services including garbage and recycling removal which shall exclude any excess pick-up;

c)             Interior windows washing of the perimeter windows once a year; and

d)            utilities for lighting and equipment.

7.2           Services to Building

Landlord shall provide the following services to the Building (not including the Premises) all of which are included in the Additional Rent:

a)             elevators as set forth in Schedule “C”;

b)            washroom facilities;

c)             heating, ventilation, air-conditioning, lighting and cleaning in the appropriate interior portions of the Common Areas;

d)            snow removal and landscape maintenance for the appropriate exterior portions of the Common Areas;

e)             exterior windows washing at least twice a year;

f)             replacement of tubes and ballasts; and

g)            garbage and recycling removal.

7.3           Control of Building

Landlord shall perform any acts which it determines to be advisable for the more efficient and proper operation of the Building.  The Landlord shall provide written notice to the Tenant of any such acts that may affect the Premises occupied by the Tenant or the Tenant’s operations. More particularly and without limiting the generality of the foregoing, Landlord shall be entitled to do the following:

a)             obstruct or close off all or any part of the Building for the purpose of maintenance, repair, alteration or construction;

b)            regulate the delivery or shipping of supplies and fixtures to the Premises;

c)             construct other buildings, structures or Improvements in the Building and make alterations and additions to the Building (excluding the Premises) and its Common Areas; and

d)            relocate or modify certain Common Areas.

7.4           Interruption of Services

Landlord acting reasonably may elect at its sole discretion, without any obligation or liability to Tenant, and without such action constituting an eviction of Tenant, to temporarily interrupt ~~discontinue~~ or modify any services required of it as a result of Landlord’s exercise of the rights conferred under Section 7.3.  In exercising its rights under this Section 7.4, Landlord shall use reasonable efforts to minimize interference with Tenant’s use and enjoyment of the Premises.

ARTICLE 8 - USE OF PREMISES

8.1           Use

The Premises shall be used and occupied by Tenant for the purpose of carrying on the Authorized Use and for no other purpose.  Tenant shall not permit any part of the Premises to be occupied by any Person other than Tenant or a permitted assignee or subtenant and their respective employees.

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8.2           No Warranty of Use

Notwithstanding any legal warranty, Landlord does not make any representation or warranty whatsoever to Tenant in respect of the use of the Premises which is permitted under applicable Laws during the Term or is permitted by any applicable zoning by-laws during the Term.  Nothing herein shall be interpreted so as to imply that the Lease is conditional upon the Tenant obtaining any permit for the carrying on of its business from any municipal or other authority.  Tenant shall be solely responsible to obtain, at its own cost, all permits, consents and authorizations required for its occupation of the Premises and the operation of its business therein.

8.3           Continuous Operation

Tenant shall occupy the Premises throughout the Term and shall ~~continuously and actively~~ conduct in the whole of the Premises the business permitted by the Authorized Use.   Furthermore, the Tenant shall keep the Premises equipped and furnished to ensure that the Premises shall always be suitable for the proper operation of its business.  In no event the Premises shall have the appearance to be abandoned. Notwithstanding the foregoing, the Tenant shall have the right to cease operating from the Premises at any time, subject only to Tenant complying with all other terms and conditions of this Lease including, without limitation, payment of Rent.

ARTICLE 9 - INSURANCE AND NON-LIABILITY

9.1           Tenant’s Insurance

Tenant shall maintain during the Term and any renewal thereof or later occupation of the Premises insurance with respect to its interest in the Premises, the fixtures and Improvements made by or on behalf of Tenant in the Premises, and all operations of Tenant in and from the Premises.

Tenant’s insurance shall be in amounts equal to those maintained by prudent tenants of similar premises and shall, without limiting the foregoing, cover the following risks:

a)             “all risks” (including flood and earthquake) coverage for property of every kind owned by Tenant or for which Tenant is legally liable or installed by or on behalf of Tenant and which is located within the Building, including, without limitation, all of Tenant’s furniture and movable equipment and all leasehold improvements and other Improvements, in an amount not less than the full replacement cost thereof;

b)            “all risks” Tenant’s legal liability insurance in an amount not less than $2 000 000.00;

c)             comprehensive general liability insurance including, but not limited to property damage, public liability, personal injury liability, contractual liability, non-owned automobile liability and contractor’s protective insurance coverage, all on an occurrence basis with respect to the use, occupancy, activities or things on the Premises and with respect to the use and occupancy of any other part of the Building by Tenant or any of its employees, agents, contractors or persons for whom Tenant is in law responsible with coverage of not less than five million dollars ($5,000,000.00) for each occurrence involving bodily injury, death or property damage (or for such higher limits as Landlord may reasonably require from time to time);

d)                                     the Tenant shall not be bound to have business interruption insurance in such amounts as will reimburse Tenant for direct and indirect loss of earnings however the Tenant shall continue to pay its Rent under the Lease and be responsible for other perils commonly insured against by prudent tenants; and

e)             such other coverage as Landlord’s insurer or the Mortgagee may require having regard to the risks which are customarily insured against by prudent tenants of like premises.

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Such insurance shall include:

i)              Landlord and any Mortgagee designated by Notice from Landlord together with those for whom they are in law responsible as additional insured as their respective interests may appear;

ii)             a severability of interests and cross-liability clauses protecting Landlord in respect of claims by Tenant as if Landlord was separately insured;

iii)            a provision prohibiting the insurer from materially altering or cancelling the coverage without first giving Landlord at least 30 days prior Notice thereof; and

iv)           a waiver of any subrogation rights which Tenant’s insurers may have against Landlord and against those for whom Landlord is in law responsible.

As of the Commencement Date and each year during the Term and this, without demand from the Landlord, Tenant shall provide Landlord with a copy of the certificate of insurance and any renewals thereof attesting the existence of such insurance.  Should the Tenant fail to obtain insurance or to furnish said copy to the Landlord as required herein, the Landlord may provide Tenant with 10 business days written notice to rectify the default, and if the Tenant shall fail to rectify that default within that time, the Landlord may, but shall not be obligated to, arrange for the required insurance and all premiums paid by the Landlord, together with its expenses in respect thereof, shall be reimbursed by the Tenant to the Landlord, upon request, as Additional Rent the whole, without any claim against the Landlord from the Tenant, including damages caused to Tenant following a fire or other casualty for which the Tenant should have been insured.

9.2           Increased Risk and Remedies

Tenant shall not do or commit any act upon the Premises or bring into or keep upon the Premises any article which will affect the fire risk or increase the rate of fire insurance or other insurance on the Building.  Without limiting the foregoing, in no event shall any inflammable materials, except for kinds and quantities required for ordinary office occupancy and permitted by the insurance policies covering the Building, or any explosives whatsoever, be taken into the Premises or retained therein.

To the extent that Tenant was duly informed of the existence of such rules and requirements, Tenant shall comply with the rules and requirements of Landlord’s insurers’ inspection service and with the requirements of all insurance companies having policies of any kind whatsoever in effect covering the Building, including policies insuring against contractual and extra-contractual liability.

Should the rate of any type of insurance on the Building be increased by reason of any violation of the Lease by Tenant, Landlord, in addition to all other remedies, may after providing Tenant with 10 business days written notice, pay the amount of such increase, and Tenant shall pay the amount of increase attributable to its violation as Additional Rent.

Should any insurance policy on the Building be cancelled or threatened to be cancelled by the insurer by reason of the use and occupation of the Premises or any part thereof by Tenant or by any permitted assignee, subtenant, concessionaire or licensee of Tenant, or by anyone permitted by Tenant to be upon the Premises, Landlord may at its option terminate the Lease by leaving at the Premises a Notice of its intention to do so and thereupon Rent and other payments for which Tenant is liable hereunder shall be apportioned and paid in full to the effective date of termination under such Notice and Tenant shall forthwith deliver vacant possession of the Premises to Landlord.  Landlord may also, at its option and at the expense of Tenant, enter upon the Premises and rectify the situation causing such cancellation or threatened cancellation.

9.3           Loss or Damage

Subject to Section 9.4, Landlord shall not be liable for damage to or loss, theft, or destruction of property at any time in or on the Premises or in or about the Building, regardless of the cause therefor (except where such cause is Landlord’s fault).

Except as set out in Article 11, and Section 9.4 and without limiting the generality of the foregoing, there shall be no abatement from or reduction of Rent nor shall Tenant be entitled to damages, costs, losses or disbursements from Landlord regardless of the cause therefor (except

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where such cause is Landlord’s fault) on account of fire or other casualty.  Neither shall there be (except where such claim results of Landlord’s fault) any claim of any nature whatsoever by Tenant against Landlord, nor any abatement nor reduction of Rent, nor recovery by Tenant from Landlord on account of partial or total failure of, damage caused by, lessening of supply of, or stoppage of, heat, air-conditioning, electric light, power, water, plumbing, sewerage, elevators, escalators or any other service, nor on account of any damage or annoyance occasioned by water, snow, or ice being upon or coming through the roof, skylight, trapdoors, windows, or otherwise, or by any defect or break in any pipes, tanks, fixtures, or otherwise whereby steam, water, snow, smoke or gas, leak, issue or flow into the Premises, nor on account of any damage or annoyance occasioned by the condition or arrangements of any loading docks or of any electric or other wiring, nor on account of any damage or annoyance arising from any acts, omissions, or negligence of co-tenants or other occupants of the Building, or of owners or occupants of adjacent or contiguous property, nor on account, directly or indirectly, of the making of Improvements, or structural changes to the Building, or any thing or service therein or thereon or contiguous thereto.

Except when damages result of Landlord’s fault, liability of Landlord shall under no circumstances extend to any property other than normal office furniture which term, without limiting its normal meaning, shall not include securities, specie, papers, typewriters, electrical computers, or machines or similar items.

Except when damages result of Landlord’s fault, Landlord shall not be liable for any damages suffered by Tenant should any delay in the completion of the Premises in any way delay or inconvenience the occupation thereof or the enjoyment of the Building or accessories or services.

9.4           General Indemnification

Tenant shall indemnify Landlord and save it harmless from and against all claims and costs occasioned wholly or in part by any act or omission of Tenant or by anyone permitted to be on the Premises or in the Common Areas by Tenant, or by a failure by Tenant or by anyone permitted to be on the Premises by Tenant to comply with Laws, unless any such claim, cost or occurrence results from the fault of Landlord or of those for whom it is in law responsible.  If Landlord, without fault on its part, is made a party to any litigation commenced by or against Tenant, Tenant shall indemnify and hold Landlord harmless and shall pay all costs, expenses and legal fees (judicial and extra-judicial) incurred or paid by Landlord in connection with such litigation.

Landlord shall indemnify Tenant and save it harmless from and against all claims and costs occasioned wholly or in part by any act or omission of Landlord or by anyone permitted to be on the Premises or in the Common Areas by Landlord, or by a failure by Landlord or by anyone permitted to be on the Premises by Landlord to comply with Laws, unless any such claim, cost or occurrence results from the fault of Tenant or of those for whom it is in law responsible.  If Tenant, without fault on its part, is made a party to any litigation commenced by or against Landlord, Landlord shall indemnify and hold Tenant harmless and shall pay all costs, expenses and legal fees (judicial and extra-judicial) incurred or paid by Tenant in connection with such litigation.

9.5           Landlord’s Insurance

From the Commencement Date or Early Occupancy (if the case) and throughout the Term and any renewal thereof, Landlord shall contract insurance which insurance shall be in amounts equal to those maintained by prudent landlords of similar buildings.

ARTICLE 10 - TENANT RESPONSIBILITIES

10.1         Maintenance and Repairs

Subject to Section 10.2, the Tenant shall assume and pay for all expenses related to the use and the maintenance of its Premises and this, after completion of the build-out by the Landlord described in Schedule A-1. Notwithstanding any provision of the Civil Code of Québec or any other legislation to the contrary, the Tenant shall, at its expense, maintain, repair, replace and keep the Premises with all improvements, fixtures and equipment located therein in the same manner as would a prudent owner. However, the above-mentioned provision shall not include the repairs and replacements of a structural nature, or replacement of any

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equipment, electrical and plumbing systems, or other property of the Building, which costs are included in the Operating Expenses. It is expressly agreed that such repairs and replacements shall only be effected by the Landlord, it being understood that any expenses to be borne by Tenant shall be approved in advance in writing by Tenant.

Tenant shall promptly notify the Landlord in writing of any accident to or defect in the water pipes, steam pipes, heating or air conditioning equipment, electric lights, elevators, wires or other services or equipment to any portion of the Premises.

10.2         Landlord’s Approval of Tenant’s Improvements

The Tenant shall have the right to make alterations to the Premises necessary to the Tenant’s mode of business after the construction of the initial Tenant’s Leasehold Improvements, provided that the Tenant receives the Landlord’s prior written approval for said alterations; said approval not to be unreasonably withheld.  Landlord shall not be obliged to consider any request for such approval unless and until Tenant has submitted to Landlord details of the proposed Improvements, including drawings and specifications prepared by qualified architects or engineers and conforming to good architectural and engineering practice and unless Tenant shall also deliver with respect to the Improvements:

a)             such indemnification against legal hypothecs, costs, damages and expenses as Landlord reasonably requires, failing which Tenant shall furnish adequate security in an amount and form required by Landlord to indemnify against legal hypothecs, costs, damages, and expenses resulting from such Improvements; and

b)                                     evidence satisfactory to Landlord that Tenant has obtained all necessary consents, permits, licences and inspections from all governmental and regulatory authorities.

All Improvements made by Tenant to the Premises shall be at Tenant’s sole expense and, if approved by Landlord, shall be performed:

i)             by such contractor(s), or sub-contractor(s) as Tenant may select and Landlord may approve, provided however that Landlord shall not be liable for any damage or other loss or deficiency arising from or through such work.  Each such contractor and sub-contractor shall be Tenant’s contractor and sub-contractor and shall not be deemed to be Landlord’s mandatary.  Tenant hereby undertakes that there shall be no conflict caused with any union or other contract to which Landlord, its contractor(s), or any sub-contractor(s) may be a party, and in the event of any such conflict Tenant shall forthwith remove from the Building Tenant’s conflicting contractor(s) or sub-contractor(s);

ii)            in a good and workmanlike manner and in compliance with the industry standards including those set by Landlord;

iii)           in accordance with the drawings and specifications approved by Landlord if applicable; and

iv)           subject to the reasonable regulations, controls and inspection of Landlord.

If any payment in respect of the Tenant’s Improvements shall be made by Landlord, the same shall be immediately repayable to Landlord by Tenant and collectible as Additional Rent.

Immediately upon being invoiced by Landlord, Tenant shall pay to Landlord, as Additional Rent, an administrative and supervisory fee equal to 15% of the cost of any Improvements made to the Premises and requested by Tenant during the Term except for the initial Leasehold Improvements.

Moreover, if any such Improvements may in the Expert’s opinion affect the structure of the Premises or any other part of the Building (namely, the electrical, mechanical, or other base building systems), such work, or the appropriate part thereof, shall be performed only by Landlord, in which case shall be promptly notified in writing of its share of the cost in advance and Tenant shall, upon completion thereof, pay to Landlord, upon demand, Landlord’s

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Costs thereof.  No such Improvements shall be permitted which may weaken or endanger the structure or adversely affect the condition or operation of the Premises or the Building or diminish the value thereof.

Any Improvement made by Tenant without the prior written consent of Landlord or which is not in accordance with the drawings and specifications approved by Landlord shall, if required by Landlord, promptly be removed by Tenant at its expense and the Premises restored to their previous condition.

10.3         Ownership of Improvements

Except as provided in Section 10.6, any fixtures or Improvements installed by Tenant, or by Landlord on Tenant’s behalf, shall immediately upon installation become the property of Landlord without compensation to Tenant.  Except in the circumstances specifically described in Section 10.6, such fixtures or Improvements shall not be removed from the Premises either during or at the expiration or earlier termination of the Term.  Landlord is under no obligation to repair, maintain or insure the Improvements.

Furniture

Throughout the Term and at no cost, the Tenant will be using all furniture and built-in furniture that were at the Premises on May 26, 2010 but it’s been understood that furniture and built-in furniture shall remain in the Premises at the end of the Term.

10.4         Tenant to Discharge All Legal Hypothecs

Tenant shall discharge forthwith at its expense any hypothec or other lien registered against the Building as a result of its occupancy of the Premises or its operations therein failing which Landlord may, without limiting its other recourses and provided that it has given Tenant a 15 day prior written notice, discharge and cancel such hypothec or notice thereof by paying the amount claimed to be due into court (together with whatever additional amounts are required to be paid into court to obtain its removal) or directly to the holder of such hypothec and any amount so paid plus an administrative fee of 15% of such amount shall be paid by Tenant to Landlord on demand.

Should any action, suit or proceeding be brought upon any such hypothec for the enforcement thereof, Tenant agrees to defend Landlord at its own cost and expense, by counsel satisfactory to Landlord, and to pay any damages (including, without limitation, all judicial and extra-judicial fees) and satisfy and discharge any judgment rendered therein against Landlord.

10.5         Tenant Not to Overload Utilities and Services

Tenant shall not install any equipment which will exceed or overload the capacity of any utilities and services in the Building.

10.6         Termination of Lease

The Tenant shall surrender the Premises over to the Landlord at the termination of the Lease in the condition in which it received it but shall not be liable for changes resulting from aging or fair wear and tear of the property or superior force and shall have no obligation to remove or demolish any of the Tenant’s Leasehold Improvements built initially or throughout the Term.  Tenant shall be responsible to move out all its furniture and personal effects and shall have to remove the wall paper or wall coverings installed in the Premises by him or by the Landlord (at Tenant’s request) (including the ceiling).  All movable property found on the Premises after the expiry of the Term shall be deemed to have been abandoned and the Landlord may dispose of same at its sole discretion without compensation.

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Notwithstanding the above, all built in furniture forms part of the Premises and shall not be removed.  As well the Tenant shall not remove anything that is screwed or attached to the walls without the prior written consent of the Landlord, except such objects that Tenant screwed or attached to the walls during its occupancy, such as frames, televisions or screens for video conference system, etc..  It being understood that any damage or repairs required as a result of any removal shall be at the Tenant’s expense and has to be done prior to vacating the Premises. In addition, all data and telephone wiring in the walls, including the cover plates and “Bix blocks” or mounting blocks for the normal management and identification of same shall remain as part of the Premises.

Moreover, all obligations of Tenant under the Lease which have arisen on or before its expiration or earlier termination, all obligations to pay amounts due hereunder and/or pursuant to adjustment provided for by the Lease shall survive the expiration or earlier termination of the Lease.

10.7                           Exterior Appearance of Premises

Tenant shall keep the exterior appearance of the Premises tidy and business-like and shall not erect any sign or other like object within the Premises which is visible from the exterior of the Premises.

10.8                           Obligation Towards Other Tenants and Users of the Building

Tenant shall act in such a way as not to disturb the peaceful enjoyment of the other tenants or users of the Building and shall not commit any act, gesture, or permit any improper odors, noises, vibrations or activities to be injurious to Landlord’s rights.

Upon reasonable request from the Landlord, the Tenant shall promptly cease such act, gesture, or odors, noises, vibrations or activities which can be the object of complaints from other tenants and shall have to reimburse the Landlord for any cost incurred because of such act, gesture, odors, noises, vibrations or activities.  If the Landlord has given the Tenant numerous warnings and the issue can not be resolved and it causes the Landlord problems then, the Landlord shall be permitted to terminate this Lease by written notice to Tenant of five (5) days to that effect and take all other recourses which Landlord may have by law.

Upon reasonable request from the Tenant, Landlord shall promptly take all necessary actions to have ceased such act, gesture, or odors, noises, vibrations or activities of other tenants which can be the object of complaint by Tenant because of such act, gesture, odors, noises, vibrations or activities of other tenants.

10.9                           Fire Protection

Landlord, at Tenant’s cost, shall install and maintain in the Premises, ~~at its sole cost~~, such fire protection equipment, including without limitation, emergency lighting as is deemed necessary or desirable by Landlord or by any governmental and/or insurance body.  If so required by Landlord or any aforesaid body, Tenant shall appoint a warden to coordinate with the fire protection authorities and Landlord’s personnel.  The Landlord and Tenant hereby acknowledge that the Building standard sprinkler system, the fire protection equipment and emergency lighting are installed in the Premises and the operating costs are included in the Operating Expenses.  Any modification resulting from the Tenant’s space configuration other than the initial build-out, shall be at Tenant’s cost.

10.10                     Telephone and Cabling

The Tenant shall install inside the Premises, at its sole cost, all telephone, computer and any other communication systems.  In order to have access to the Communications Riser, the Tenant must submit its request to the Landlord, at least 24 hours prior with a written description of the work to be done.  If the work does not respect the said description, the Landlord reserves the right to modify the installation at Tenant’s cost.

10.11                     Plumbing and Domestic water connections

Any installation to be connected to domestic water, such as coffee machines, air-conditioning units in computer rooms, water coolers, ice makers, washing machine or any other connection with said domestic water, must receive Landlord’s prior written approval.  At any time during the Term the Landlord reserves the right to verify the connections made by the Tenant and

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in the event the said connections do not respect the Landlord’s standards then, the Landlord shall have the right to redo the Tenant’s work, at the Tenant’s expense, provided that Landlord has notified Tenant of such problem and that Tenant was given a reasonable time frame to cure such problem.  If the Landlord feels it is warranted it may, at its sole discretion, insist that a water sensor for leaks be installed at Tenant’s expense.

ARTICLE 11 - DAMAGE, DESTRUCTION, EXPROPRIATION

11.1                           Damage or Destruction of Premises

In the event that the Premises shall be destroyed or damaged by fire or other casualty insurable under fire and all risks insurance coverage, then:

a)                                if in the opinion of Landlord the damage or destruction is such that the Premises are rendered wholly unfit for occupancy or it is impossible or unsafe to use and occupy them, and if in either event the damage, in the further opinion of Landlord (which shall be given by Notice, with reasonable documentation to Tenant within 30 days from the happening of such damage or destruction) cannot be repaired with reasonable diligence within 180 days from the happening of such damage or destruction, either Landlord or Tenant may within 5 days next succeeding the giving of Landlord’s opinion as aforesaid, terminate this Lease by giving to the other Notice of such termination, in which event the Term shall cease and be at an end as the date of such damage or destruction and the Rent shall be apportioned and paid in full to the date of such damage or destruction.  In the event that neither Landlord nor Tenant so terminates this Lease, Rent shall abate from the date of the happening of the damage until the damage shall be made good to the extent of enabling Tenant to use and occupy the Premises; or

b)                                     if the damage be such that the Premises are wholly unfit for occupancy, or if it is impossible or unsafe to use or occupy them but if in either event the damage, in the opinion of Landlord (which shall be given by Notice with reasonable documentation to Tenant within 30 days from the happening of such damage) can be repaired with reasonable diligence within 180 days of the happening of such damage, Rent shall abate from the date of the happening of such damage until the damage shall be made good to the extent of enabling Tenant to use and occupy the Premises; or

c)                                      if in the opinion of Landlord, (which shall be given by Notice and supporting documentation to Tenant within 30 days from the happening of such damage) the damage can be made good as aforesaid within 180 days of the happening of such damage or destruction, and the damage is such that the Premises are capable of being partially used for the purposes for which leased, until such damage has been repaired, Landlord shall immediately proceed and complete such repairs within a reasonable delay Rent shall abate in the proportion that the part of the Premises rendered unfit for occupancy bears to the whole of the Premises.

11.2                           Destruction of Building

In the event that the Building is partially destroyed or damaged so as to affect 20% or more of the rentable area of the Building, or in the opinion of an independent architect or engineer the Building is rendered unsafe, and whether or not the Premises are affected, and in the opinion of Landlord (which shall be given by Notice to Tenant within 30 days of the happening of such damage or destruction), cannot be repaired with reasonable diligence within 180 days from the happening of such damage or destruction, Landlord or Tenant may within 5 days next succeeding the giving of Landlord’s opinion as aforesaid, terminate this Lease by giving to Tenant Notice of such termination, in which event the Term shall cease and be at an end as of the date of such damage or destruction and the Rent and all other payments for which Tenant is liable under the terms of this Lease shall be apportioned and paid in full to the date of such damage or destruction.

11.3                           Insurance Proceeds

In the event of the termination of the Lease as hereinabove provided, all insurance proceeds, shall be and remain the absolute property of Landlord, excluding those relating

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to Tenant’s property and Tenant’s business interruption insurance but only to the extent that Tenant is not in default in the payment of Rent (and if Tenant is in default in the payment of Rent, only the portion for which the Tenant is in default shall be retained by Landlord), beyond any applicable cure period, under the provisions of the Lease.

11.4                           Tenant’s Property

Notwithstanding any contrary provisions of the Lease, nothing herein contained shall oblige Landlord to repair or reconstruct any property of Tenant or Improvements.  Should the Landlord receive any insurance proceeds for Improvements and the Landlord elects not to repair or reconstruct, Landlord shall remit such insurance proceeds to Tenant to allow Tenant to repair or reconstruct such Improvements.  Such insurance proceeds shall not be remitted until repairs are completed.  This does not preclude the Landlord from making progress payments during reconstruction or repairs.  Any amounts paid directly to the contractors for said reconstruction or repairs, shall be deducted for the insurance proceeds.

11.5                           Negligence of Tenant

Intentionally deleted

11.6                           Expropriation

Landlord and Tenant shall cooperate in respect of any expropriation of the Premises or any part thereof so that, subject to the following rights of Landlord (which include, without limitation, the rights of Landlord to receive compensation for Tenant’s leasehold improvements), Tenant may receive the maximum award to which it is entitled in law for relocation costs, business interruption and such other costs (including any required increased rent in new premises) that it may be entitled to receive from the expropriating authority and so that Landlord may receive the maximum award for all other compensation arising from or relating to such expropriation (including all compensation for the value of Tenant’s Improvements and Tenant’s rights (if any) to such compensation are hereby assigned to Landlord).  If the whole or any part of the Premises is expropriated, the respective rights and obligations of Landlord and Tenant shall continue until the day on which the expropriating authority takes possession thereof. Landlord shall have the option, to be exercised by reasonable written notice to Tenant, to terminate this Lease effective on the day the expropriating authority takes possession of the whole or the portion of the expropriated Premises.  Rent shall be adjusted as of the date of such termination and Tenant shall, on the date of such taking of possession, vacate the Premises and surrender the same to Landlord, with Landlord having the right to re-enter and re-possess the Premises discharged of the Lease and to remove all persons therefrom.

ARTICLE 12 - LANDLORD’S RIGHT OF ENTRY

12.1                           Entry by Landlord

Landlord and its agents and contractors may enter the Premises, upon 24 hours’ prior notice to Tenant (except in an emergency when no Notice shall be required) for the following purposes:

a)                                      to examine the Premises;

b)                                     to make such repairs as Landlord, acting reasonably, considers necessary;

c)                                      to have access to underfloor ducts and access panels to mechanical shafts;

d)                                     to check, calibrate, adjust and balance controls and other parts of the heating or air-conditioning systems;

e)                                      for any other purpose necessary to enable Landlord to perform its obligations or exercise its rights under the Lease; and

f)                                        to show the Premises to prospective purchasers, or Mortgagees or prospective Mortgagees

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In exercising its rights Landlord shall use reasonable efforts to minimize interference with Tenant’s use and enjoyment of the Premises.

Tenant shall not alter any locks on any doors of the Premises without obtaining Landlord’s prior written consent which may be conditional namely on Tenant providing keys to Landlord for any new locks installed.

12.2                           Right to Show Premises

During the last 12 months of the Term (or the last 12 months of any renewal term if this Lease is renewed), Landlord and its agents shall have the right to enter the Premises during Normal Business Hours upon reasonable prior Notice to Tenant, to show them to prospective tenants.

ARTICLE 13 - ASSIGNMENT OR SUBLETTING

13.1                           Assignment or Subletting

Tenant may not assign, transfer or encumber this Lease or sublet all or a portion of the Premises or permit the Premises or any part thereof to be used by another, unless Tenant has obtained Landlord’s prior written consent, which shall not be unreasonably withheld or delayed.  Without in any way limiting Landlord’s right to refuse its consent for other serious reasons and notwithstanding any Laws to the contrary, Landlord’s refusal of consent shall be deemed to be for a serious reason in respect of an assignment, sublease, use or other transfer if:

a)                                      Landlord is not satisfied with the creditworthiness, reputation or business of the proposed assignee or subtenant; or

b)                                     the assignee or subtenant proposed by Tenant is then a tenant or occupant of the Building and Landlord has or will have during the next 6 months suitable space for rent in the Building; or

c)                                      the proposed assignee, subtenant or user intends to use the Premises to carry on a business which could breach an exclusivity clause granted by Landlord.

Notwithstanding the foregoing, Tenant shall have the right to assign or sublease to a wholly-owned subsidiary or an affiliated company or a company of the same group without obtaining Landlord’s consent.

13.2                           Other Conditions

Landlord shall not be obliged to consider any request for such consent or deliver such consent unless and until Tenant shall have complied with the following in this order:

a)                                      Tenant shall have received a bona fide third party written offer from a potential assignee, subtenant or user;

b)                                     Tenant shall have provided to Landlord a written copy of such offer and adequate information to enable Landlord to assess the creditworthiness, reputation and business of the proposed assignee, subtenant or user;

c)                                      Intentionally deleted

d)                                     the proposed assignee, subtenant or user shall have agreed in writing with Landlord (in the Landlord’s standard form) to observe and perform all the obligations of Tenant under this Lease in respect of the Premises or the part thereof which Tenant wishes to sublet, assign or use.

Landlord shall have a period of 10 days after having received the Notice and all necessary information in which to: (i) accept the offer of assignment or subletting by Tenant mentioned in Section 13.2(c); or (ii) consent or not consent to the proposed assignment, sublease and stating the reasons why, or use by a third party mentioned in Section 13.2(a) and (b).

Notwithstanding any assignment, sublet or other transfer of the Premises, Tenant shall remain solidarily liable with the assignee, subtenant, transferee or user for the performance of

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all of the terms, obligations and conditions of the Lease and shall not be released from performing any of same.

Any profits on the rentals made by Tenant as a result of any assignment, sublet or use of the Premises shall be remitted to Landlord, failing which the Landlord may at its option terminate the Lease by Notice to the Tenant, and the Lease shall terminate effective on the date set out in the Notice and the Landlord shall take back possession of the Premises at that time.

~~Tenant shall obtain from any subtenant or assignee that they grant to Landlord a movable hypothec on all amounts payable by such subtenant or assignee pursuant to any sublease of the Premises or assignment of this Lease and undertakes to sign and execute any further agreement, document or statement which may be necessary in order to give effect to this security and to register same in the appropriate registers~~.

Tenant shall pay one thousand dollars ($1,000.00) as Additional Rent to Landlord for the processing of any request for consent under Article 13 (the “Processing Fees”).  Landlord shall prepare any agreement or other documentation to be executed by the parties to give effect to Landlord’s consent as contemplated herein.

13.3                           Change in Control

~~Any sale(s) of 50% or more of the capital or voting stock of Tenant (if Tenant is a non-public corporation) or transfer(s) of 50% or more of Tenant’s partnership interest (if Tenant is a partnership) shall be deemed to be an assignment of the Lease.  As used in the preceding sentence, the word “Tenant” shall also mean any entity which has guaranteed Tenant’s obligations under the Lease and the prohibition hereof shall be applicable to any sales or transfers of the stock or partnership interest of said surety.~~

In the case of Change in Control, the Tenant shall advise the Landlord accordingly and send the Landlord the appropriate documentation and any other documentation that the Landlord may reasonably require to establish the credit worthiness of the new structure.

13.4                           Advertising of Premises

Tenant shall not advertise or allow any agent, broker, or other person to advertise the Premises as being available for lease without the approval by Landlord of the form and content of such advertisement which shall not mention any financial terms.

ARTICLE 14 - SUBORDINATION AND STATUS STATEMENT

14.1                           Subordination

The Lease and all rights of Tenant hereunder shall be subject and subordinate at all times to any and all mortgages, hypothecs or trust deeds affecting the Building or the Land which have been executed or which may at any time hereafter be executed, and any and all extensions and renewals thereof and substitutions therefor.

Tenant agrees that, if by reason of a default under any mortgage, hypothec or trust deed to which the Lease is subject or subordinate, Landlord’s estate is terminated, it will attorn to the acquirer of the Building pursuant to any action taken under any such mortgage or hypothec, and will recognize such acquirer, as Tenant’s Landlord under the Lease, provided however that such acquirer undertakes to assume the obligations of the Landlord hereunder. Furthermore, the Landlord shall ensure that the Tenant’ rights pursuant to the Lease shall not thereby be affected.

Tenant agrees to execute and deliver, at any time and from time to time, upon the request of Landlord or of the holder of any such mortgage or hypothec, any instrument which may be necessary or appropriate to evidence such subordination of the Lease to any or all leases, mortgages, hypothecs or trust deeds as aforementioned on such attornment.

Provided the Tenant is not in default under this Lease, the Landlord undertakes to take all necessary measures in order that the obligations of Tenant under this Lease shall be respected by the party to whom the instrument is addressed.

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14.2                           Status Statement

Tenant, upon not less than 10 days’ prior Notice from Landlord, shall execute, acknowledge and deliver to Landlord and, at Landlord’s request, addressed to any prospective purchaser, ground or creditor under a mortgage or hypothec of the Building or the Land, a certificate of Tenant stating:

a)                                      that Tenant has accepted the Premises, or, if Tenant has not done so, that Tenant has not accepted the Premises and specifying the reasons therefor;

b)                                     the Commencement Date and Expiration Date of the Lease;

c)                                      that the Lease is unmodified and in full force and effect, or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications;

d)                                     whether or not there are then existing any defenses against the enforcement of any of the obligations of Tenant under the Lease and, if so, specifying the same;

e)                                      whether or not there are then existing any defaults by Landlord in the performance of its obligations under the Lease, and, if so, specifying the same;

f)                                        the dates, if any, to which the Rent and other charges under the Lease have been paid; and

g)                                     any other information which may reasonably be required by any such persons.

It is intended that any such certificate of Tenant delivered pursuant to this Section 14.2 may be relied upon by any prospective purchaser or Mortgagee.

ARTICLE 15 - DEFAULT AND RECOURSES

15.1                           Default

The occurrence of any of the following events shall constitute a default by Tenant:

a)                                      if any item of Rent is not paid on its due date;

b)                                     if Tenant assigns, transfers or encumbers the Lease or sublets or permits the use of the Premises by others except in a manner permitted in the Lease;

c)                                      if Tenant vacates or abandons the Premises without respecting the conditions stipulated in the Section 8.3 of this Lease;

d)                                     ~~if the whole or a substantial portion of the property of Tenant on the Premises is seized before or after judgment or taken in execution or attachment by a creditor of Tenant or any third party;~~

e)                                      if Tenant makes an assignment for the benefit of creditors; if a receiver-manager is appointed to control the conduct of the business on or from the Premises; if Tenant or the Surety (if any) becomes bankrupt or insolvent or takes the benefit of any act now or hereafter in force for bankrupt or insolvent debtors; or if an order is made for the winding-up of Tenant or the Surety (if any) and such order remains uncontested for 5 business days;

f)                                        ~~if Landlord’s security as set forth in Section 16.3 is or becomes (in total or in part) invalid or unenforceable or of a lesser value or rank as a result of an act or omission of Tenant~~;

g)                                     if Tenant is in default pursuant to another lease with Landlord or any of its affiliates; or

h)                                     if Tenant fails to perform any of its other obligations under the Lease and fails to cure the default prior to the expiration of the time period set out in this Lease.

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The Landlord shall advise the Tenant, in writing, of its default and shall give a Notice of 5 business days in the case of a default under Section 15.1(a) and of 10 business days in the case of any other default before exercising its recourses hereunder.  In the case of a non-monetary default, if remedying the default reasonably takes longer than ten (10) business days, the Tenant shall be deemed not to be in default provided that it begins to cure such default within the ten (10) business day period and diligently pursues until completion.

15.2                           Landlord’s Recourses

If Tenant defaults hereunder and has failed to remedy such default pursuant to Section 15.1, Landlord is entitled to any one or more of the following recourses, Tenant hereby accepting that all recourses pursuant to this Lease and the Laws are cumulative and may be exercised separately or in combination:

a)                                      enter the Premises, if necessary, and proceed to cure the default, including without limitation the making of any payments due or alleged to be due by Tenant to third parties (such as, without limitation, the costs of insurance or business taxes) and the non-payment of which may adversely affect the Building or effecting any repairs to the Premises. Upon Landlord providing evidence of same, Tenant shall pay within 10 business days Landlord’s Costs on account thereof;

b)                                     terminate this Lease upon giving Notice of such termination to Tenant.  Tenant hereby accepts and consents that the Lease shall then by such Notice terminate ipso facto without the necessity of any other “mise en demeure” or legal process whatsoever and no payment or acceptance of Rent subsequent to such default shall give Tenant the right to continue occupancy of the Premises or in any way affect the rights of Landlord herein.  Tenant hereby expressly waives any rights or benefits which it may have under Article 1883 of the Civil Code of Québec, provided Landlord has deposited the relevant documents with the Court to commence procedures.  Tenant shall thereupon within 15 business days quit and surrender the Premises to Landlord. ~~and Landlord shall have the right to enter the Premises and dispossess Tenant and remove any persons or property thereupon without the necessity of any legal proceedings whatsoever~~;

c)                                      upon occurrence of a Tenant default, Rent for the then current month and Rent arrears, if any, as well as a lump sum of liquidated damages, equal to 3 months’ Minimum Rent and Additional Rent (or up to the end of the Term, if the Term expires in less than 3 months) shall immediately become due and payable without prejudice to the rights of Landlord to recover any damages suffered as a result of Tenant’s default.  The present provision shall be deemed for all purposes to entitle Landlord to “accelerated rent” pursuant to the terms of Section 136 (1) (f) of the Bankruptcy and Insolvency Act, R.S.C., 1985, C.B-3;

d)                                     in addition to any other recourses which Landlord may have hereunder or by law, Landlord shall be entitled to recover from Tenant, as permitted by law all other damages and all expenses it may incur or suffer by reason of Tenant’s default or termination of the Lease, including without limitation:

i)                                        damages for loss of Rent or Sales Taxes;

ii)                                     the cost incurred by Landlord to take possession of the Premises and the cost of resiliating the Lease; and

iii)                                  reimbursement of reasonable attorney’s fees and disbursements (judicial and extra-judicial);

e)                                      exercise any hypothecary right it may possess;

f)                                        demand specific performance;

g)                                     upon 48 hours prior Notice, interrupt any service which Landlord is obliged or elects to furnish to the Premises or to Tenant pursuant to the Lease;

i)                                         any other recourses available at Laws.

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ARTICLE 16 - LANDLORD’S SECURITY

16.1                           Prepaid Rent

N/A

16.2                           Letter of Credit

As a guarantee for the performance of all its obligations under this Lease, Tenant shall provided Landlord with an irrevocable and unconditional letter of credit (the “Letter of Credit”) in a form which is acceptable to the Landlord.  The Letter of Credit shall be renewable yearly on an equally declining basis over the term of the present Lease, in the initial amount of $21,537.09 in favor of Landlord thirty days prior to taking possession of the Premises.

The Landlord, prior to making any request to the bank, shall give notice of such default to Tenant, such notice to be sent by registered mail to the address of the Premises.  Notwithstanding the delay mentioned in Section 15, Tenant shall have a delay of seven (7) business days after the mailing of such notice to remedy such default.

In the event that at the expiry of the said delay Tenant has not remedied such default, the requested amount shall become immediately due and payable, notwithstanding the partial performance by Tenant, and Landlord, without prejudice to its other rights and recourses provided in this Lease or by law, shall thereupon be entitled to request from the bank the payment of the said amount.

16.3                           Movable Hypothec

N/A

ARTICLE 17 - ENVIRONMENTAL PROVISIONS

17.1                           Tenant’s Covenants as to Hazardous Substances

The Tenant covenants and agrees that it will:

a)                                                not bring or allow any Hazardous Substance to be brought to or be present at the Premises or the Building except in compliance with Environmental Laws;

b)                                               comply at all times and require all those for whom the Tenant is in law responsible to comply at all times with Environmental Laws with respect to the Premises or the Building;

c)                                                give Notice to the Landlord of the presence at any time during the Term of any Hazardous Substance on or at the Premises together with such information concerning such Hazardous Substance and its presence on the Premises as the Landlord may require;

d)                                               give Notice to the Landlord of any occurrence that might give rise to a duty under any Environmental Law for either the Tenant or the Landlord with respect to the presence of any Hazardous Substance in, on or at the Premises including, without limitation, Notice of any release, spill or discharge into the environment of any Hazardous Substance in, at, on or from the Premises or the Building;

e)                                                  in any case where the Tenant has given Notice as to the presence of a Hazardous Substance in, on or at the Premises or the Building or is required to give such Notice, or where the Landlord has reasonable grounds to believe that any Hazardous Substance is being, or has been, brought to the Premises or the Building by the Tenant or any person for whom the Tenant is in law responsible, to commission an environmental audit at the Tenant’s expenses when required by the Landlord, acting reasonably, to do so;

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f)                                                  comply with any investigative, remedial or precautionary measures required under Environmental Law, or as reasonably required by the Landlord, and the Tenant shall be fully and completely liable to the Landlord for any and all clean up costs (including investigation, remediation and/or monitoring) or costs incurred to comply with any Environmental Law or any request by the Landlord, acting reasonably, that investigative, remedial or precautionary measures be taken;

g)                                               protect, indemnify and save each of the Landlord and its directors, officers, employees, agents, successors and assigns completely harmless from and against any environmental claim, directly or indirectly incurred, sustained or suffered by or asserted against the Landlord and/or its directors, officers, employees, agents, successors and assigns caused by or attributable to, either directly or indirectly, any act or omission of the Tenant and/or any person for whom the Tenant is in law responsible, including any breach of a covenant herein;

h)                                               enter into any additional contract of insurance with respect to the Premises in amounts, and with limits, that the Landlord or Landlord’s Mortgagee may reasonably require from time to time to protect the Landlord and Landlord’s Mortgagee and their respective directors, officers, employees, agents, successors and assigns from any environmental claim with respect to the Premises; and

i)                                                   provide to the Landlord such security as the Landlord, acting reasonably, may from time to time require, to ensure compliance by the Tenant of its covenants herein contained in this in Section 17.1.

17.2                           Inquiries by Landlord

The Tenant hereby authorizes the Landlord to make inquiries with respect to the Premises only, from time to time of any government or governmental agency with respect to the Tenant’s compliance with Environmental Law at the Premises or the Building, and the Tenant covenants and agrees that the Tenant will, from time to time, provide to the Landlord such written authorization as the Landlord may reasonably require in order to facilitate the obtaining of such information.  The Landlord or its authorized agent may inspect the Premises from time to time, without Notice, in order to verify the Tenant’s compliance with Environmental Law and the requirements of this Lease with respect to Hazardous Substances at the Premises or the Building.  Upon request by the Landlord from time to time, the Tenant shall provide to the Landlord a certificate executed by a senior officer of the Tenant certifying ongoing compliance by the Tenant with its covenants contained herein.

17.3                           Ownership of Hazardous Substances

If the Tenant shall bring or create upon the Premises or the Building any Hazardous Substance or if the conduct of the Tenant’s business shall cause there to be any Hazardous Substance at the Premises or the Building then, notwithstanding any rule of law to the contrary, such Hazardous Substance shall be and remain the sole and exclusive property of the Tenant and shall not become the property of the Landlord notwithstanding the degree of affixation of the Hazardous Substance or the goods containing the Hazardous Substance to the Premises and notwithstanding the expiry or earlier termination of this Lease.

17.4                           Landlord’s Remedies upon Default

Upon the Tenant’s default under this Article 17 and in addition to the rights and remedies set forth elsewhere in this Lease, and in law, the Landlord shall, without limitation, be entitled to the following rights and remedies:

a)                                    at the Landlord’s option, to resiliate this Lease; and/or

b)                                   to recover any and all damages associated with the default, including without limitation, in addition to any rights reserved or available to the Landlord in respect of an early termination of this Lease, cleanup costs and charges, civil and criminal penalties and fees, loss of business and sales by the Landlord and other Tenants of any and all damages and claims asserted by third parties and Landlord’s solicitors’ fees and costs.

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ARTICLE 18 — MISCELLANEOUS PROVISIONS

18.1                           Rules and Regulations

Tenant shall comply with all Rules and Regulations, to the extent that such Rules and Regulations were disclosed to Tenant in writing, and reasonable amendments thereto, adopted by Landlord for the more efficient and proper operation of the Building, including those set out in Schedule “D”.  Landlord shall give Tenant written notice of any amendment to the Rules and Regulations.  Such Rules and Regulations may differentiate between different types of businesses in the Building.  Landlord shall have no obligation to enforce any rule or regulation or the provisions of any other lease against any other tenant, and Landlord shall have no liability to Tenant with respect thereto.  Such Rules and Regulations may regulate Tenant’s conduct, but shall not materially interfere with Tenant’s ability to conduct its business in an efficient and effective manner and its other rights under this Lease.

18.2                           Timeliness

Landlord may, unless expressly stated otherwise, exercise and enforce its respective rights under the Lease at any time and from time to time.

18.3                           Underlying Lease

Not applicable.

18.4                           Expiration of the Term

The Lease shall terminate ipso facto and without notice or demand on the Expiration Date and any continued occupation of the Premises by Tenant shall not have the effect of extending the period or of renewing the Lease for any period of time, the whole notwithstanding any provisions of law and Tenant shall be presumed to occupy the Premises against the will of Landlord who shall thereupon be entitled to make use of any and all remedies by law provided for the expulsion of Tenant and for damages, provided, however, that the provisions of Section 18.5 shall apply in the event of such continued occupation by Tenant.

18.5                           No Tacit Renewal

At the end of the Term, should the Tenant continue to occupy the Premises without the consent of Landlord, then the Landlord shall be entitled to promptly evict the Tenant from the Premises, remove all persons therefrom and re-possess the Premises. There shall be no tacit renewal of this Lease notwithstanding any statutory provisions or legal presumption to the contrary. The Tenant shall then pay, on the first day of each month, a Minimum Rent and Additional Rent equal to 150% of the amount paid during the last month of the Term, the whole during the occupancy of the Premises.

18.6                           Successors

All rights and liabilities herein granted to or imposed upon the respective parties hereto extend to and bind the successors and assigns of Landlord and the heirs, executors, administrators and permitted successors and assigns of Tenant, as the case may be.

18.7                           Tenant Partnership

If Tenant is a partnership, each Person who is presently a member of the partnership and each Person who becomes a member of any successor partnership hereafter shall be and continue to be bound solidarily for the performance of and shall be and continue to be subject to all of the terms, obligations and conditions of this Lease, whether or not such Person ceases to be a member of such partnership or successor partnership.

18.8                           Several Liability

If two or more Persons execute this Lease as Tenant, the liability of each such Person to pay Rent and perform all other obligations under this Lease shall be deemed to be several, each such Person hereby irrevocably waiving all benefits of division and discussion.

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18.9                           No Partnership

Notwithstanding any provisions of the Lease, nothing in the Lease shall be construed as constituting any partnership, joint venture or any other relationship other than the relationship of landlord and tenant.

18.10                     No Waiver

Failure of either party to insist upon the performance of any obligation under the Lease and to exercise any right contained in the Lease shall not be construed as a waiver or relinquishment of any such obligation or right.  Landlord’s acceptance of Rent or a partial payment thereof after a default is not a waiver of any preceding or ensuing default under this Lease even if Landlord knows of the preceding or ensuing default at the time of acceptance of the Rent.

18.11                     Compliance With Laws

Each party shall comply with the requirements of all applicable Laws, relating to the Premises or their use, occupation, repair or alteration, and also with the requirements of any company which insures Landlord or Tenant.

18.12                     Force Majeure

Notwithstanding anything to the contrary contained in the Lease, if either party hereto is bona fide delayed or hindered in or prevented from the performance of any term, obligation or act required hereunder by reason of strikes, labour troubles, inability to procure materials or services, power failure, restrictive governmental Laws or regulations, riots, insurrection, sabotage, rebellion, war, act of God or other reason which is beyond the control of the party so delayed, hindered or prevented, then performance of such term, obligation or act shall be excused for the period of the delay and the party shall be entitled to perform such term, obligation or act within the appropriate time period after the expiration of the period of such delay.  However, the provisions of this Section are not meant to excuse Tenant from the prompt payment of Minimum Rent or Additional Rent or from any other payments required by the Lease.

18.13                     Decision of Expert

The decision of any Expert whenever provided for under this Lease and any certificate related thereto shall be final and binding upon the parties, save and except if the Tenant has reasonable grounds to believe that such decision of the Expert (i) is unreasonable, (ii) contains omissions or errors, or (iii) has been taken or rendered in a fraudulent manner. Notwithstanding the foregoing, the decision of an Expert shall not affect in any way the Tenant’s right to exercise its rights under the law.

18.14                     Notices

For the purposes of this Lease, the term “Notice” means any notice, request, demand, or other instrument given pursuant to this Lease.

Any Notice shall be in writing and may be delivered in person or sent by registered mail, messenger or bailiff with proof of delivery and shall be addressed:

a)                                      if to Landlord, at the address set out in Section 1.10;

or to such other Person or at such other address as designated by Landlord’s Notice, and

b)                                     if to Tenant, at the Premises address set out in Section 1.10.

Any such Notice shall be conclusively deemed to have been given or made on the day upon which such Notice is delivered in person or if sent by registered mail, messenger of bailiff, at the date appearing on the proof of delivery, if received before 5:00PM; otherwise, the Notice shall be deemed to be received the following business day.  Either party may at any time give Notice to the other of any change of address of the party giving such Notice and from and after the giving of such Notice, the address therein specified shall be deemed to be the address of such party for the giving of Notices hereunder.

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18.15                     Registration

This Lease may be published in its abridged version or by notice of lease prepared by Tenant at its own cost provided such abridged lease or notice of lease does not contain any of the financial terms and conditions of the Lease and that Landlord has approved such abridged lease or notice of lease prior to its publication.  The abridged lease or the notice of lease (whichever is being used by Tenant) shall, in any case, contain a provision stating that the Lease supersedes any provision of the abridged lease or the notice of lease.  Should the abridged lease or a notice of lease be published as aforesaid, Tenant shall, at the termination thereof, cause same to be cancelled at its expense, failing which Landlord will have the right to cause such cancellation and charge Tenant with the Landlord’s Costs of same.

18.16                     Civil Code of Québec

In addition to any other waiver, renunciation, or derogation which may be set forth or implied elsewhere in the Lease, Tenant waives and renounces any right which it may have or any benefit which may avail in its favour pursuant to Articles 1859, ~~1861 and 1863~~ of the Civil Code of Québec.

18.17                     Assignment by Landlord

Subject to Section 14.1 hereof, in the event of the sale or lease by Landlord of the Building, or of any part thereof, or the assignment by Landlord of this Lease or any interest of Landlord hereunder, Landlord shall be released of all liability with respect to all obligations of Landlord pursuant to the Lease.  It shall be deemed and construed without further agreement between the parties, or their successors in interest, or between the parties and the transferee or acquiree of any such sale, lease or assignment, that the transferee or acquiree has assumed and agreed to carry out any and all of the obligations of Landlord under the Lease to Landlord’s exoneration, and Tenant shall thereafter be bound to such transferee or acquiree, as the case may be, as landlord under the Lease.

18.18                     No Broker

Tenant represents and warrants to Landlord that no broker or agent negotiated or was instrumental in consummating the Lease, other than the Broker mentioned in Section 1.11 of the Summary Provisions (if any), whose fees or commissions shall be paid by Landlord.  Any other brokerage commission shall be paid by the Tenant.

18.19                     Governing Law

This Lease shall be construed and governed by the laws of the Province of Québec and any federal Laws applicable therein.  Should any provisions of this Lease or of its conditions be illegal or not enforceable under the Laws of such province it or they shall be considered severable and the Lease and its conditions shall remain in force and be binding upon the parties as though the said provision or provisions had never been included.  Any dispute arising out of the interpretation or application of any provisions of this Lease shall be decided by the appropriate tribunals located in the district of Montréal, province of Québec.

18.20                     Authorization to obtain credit information

The Tenant specifically authorises the Landlord to obtain all information of solvency that is pertinent or necessary for the conclusion or the execution of the Lease, concerning the Tenant.  All persons, especially, the credit offices, banks, and upon written approval by Tenant, sub-contractors and suppliers having such information are, by the present, authorized to communicate this information to the Landlord, during the whole Term.

18.21                     Liability Exclusion

The registered owner of the Land is Canadian Property Holdings (1010 SHERBROOKE) Inc. (hereinafter referred to as the “Owner”).  If a real estate investment trust (hereinafter referred to as the “Trust”) is or shall become the beneficial owner of the Land, then the obligations of the Trust pursuant to this Lease shall not be personally binding upon, nor shall recourse or satisfaction be sought from the private property of any of the trustees of the Trust, Trust unitholders, annuitants under a plan of which a Trust unitholder acts as a trustee or carrier, or officers, employees or agents of the Trust, but the property of the Trust only may be bound.

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18.22                     Execution by Landlord

CREIT Management Limited (hereinafter referred to as “CREIT”) hereby represents that it has executed this Lease as the agent for and in the name of and with authority of the said Owner, and that the covenants and agreements of the Landlord are the obligations of the Owner only and are not obligations personal to or enforceable against CREIT in its own right, save and except that CREIT covenants for itself that it is the duly authorized agent of the Owner with complete power to execute this Lease as agent for and on behalf of, in the name and with the authority of, the Owner.

18.23                     Schedules

The schedules set out at length in the following pages form an integral part of the Lease and consist of the following:

Schedule “A”  -            Premises Plan

Schedule “B”  -              Definitions

Schedule “C”  -              Utilities and Services

Schedule “D”  -             Rules and Regulations

Schedule “E”  -               Corporate Resolution

Schedule “F”  -               Acceptance Form

Schedule “H”  -             Environmental Questionnaire

Schedule “I”  -                  Declaration by Tenant

18.24                     Language

It is the express wish of the Parties hereto that the Lease and any documents related hereto shall be drafted in English.  Les parties ont exigé que le présent bail et tous les documents qui s’y rattachent soient rédigés en langue anglaise.

18.25                 Landlord’s representations

To the best of its knowledge, Landlord hereby represents that as at the Commencement Date, the Building, the Land and the Premises comply with all applicable laws, regulations and rules.

ARTICLE 19 - SPECIAL CONDITIONS

19.1                           Personal rights

All rights and options granted under this Article 19 shall be deemed to be a personal right of Tenant and shall not be assignable or transferable by Tenant and shall not pass to nor devolve upon any assignee or subtenant of this Lease or of the rights granted thereby.

19.2                           Leasehold Improvements

a)                                      Landlord’s Work

Prior to the Date of Occupancy, Landlord at its expense, shall provide the Base Building elements as described in Schedule “A-1” attached hereto; and

b)                                     Tenant’s Leasehold Improvements

Tenant acknowledges having examined the Premises and being satisfied therewith.  Furthermore, the Premises are being delivered to Tenant on an “AS IS” basis, a plan of which is attached as Schedule A.

All drawings and specifications prepared by designers, architects or engineers, any other alterations and/or improvements carried out in the Premises shall be at the sole expense of Tenant and shall only be effected after plans and specifications for the same have been submitted to Landlord for Landlord’s approval and have been approved in writing and should be executed in conformity with Article 10 of this Lease.

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To the best of its knowledge, the Landlord guarantees that all lighting, electrical, plumbing HVAC, sprinklers and other systems of the Premises are all functional and in good working order.

At any time during the Term the Landlord reserves the right to verify the Tenant’s work.  In the event the Tenant fails to respect the foregoing then, the Landlord shall have the right to remedy the default, at the Tenant’s expense, plus 15% of administration fee the whole, without prejudice to the Landlord’s other rights and recourse.

19.3                           Early Occupancy

Provided the Lease is signed by the parties, the Tenant shall have the right to occupy the Premises with its Leasehold Improvements substantially completed by the Landlord no later than August 1st, 2010 (“Date of Occupancy”).  It is understood and agreed that in the event the Tenant decides to occupy the Premises prior to the Commencement Date, as specified in this Lease, then all the terms and conditions of the Lease shall apply mutatis mutandis except for those provisions dealing with Rent (which means Minimum and Additional Rent), it being understood, for clarification purposes, that Tenant shall not have to pay any Rent during the said period.

19.4                           Free Rent Period

Provided the Tenant is not in default of its obligations under the Lease, it is agreed that no Minimum Rent and Additional Rent shall be payable for the period of the month of September and October 2010 (the “Free Rent Period”).  During the Free Rent Period, the terms and conditions of the Lease shall be applicable save and except for the Minimum Rent and Additional Rent.

Notwithstanding the Free Rent Period, the Tenant shall be responsible to pay for its interior parking and all other charges, i.e. Tenant work orders, it may incur during this period.

19.5                         Option to Renew

The Landlord hereby grants to the Tenant ONE (1) option to renew the Lease for a further period of FIVE (5) years, commencing September 1st, 2015, and terminating August 31st, 2020 provided that the Tenant gives to the Landlord written notice, by registered mail, of its intention to exercise this option no less than NINE (9) months prior to the Lease expiry date; failing which, this option to renew will become null and void and of no effect. Should the Tenant exercise his Option to Renew, then all terms and conditions as contained in the Lease shall remain the same, save and except for those found in the clauses dealing with Rent (Minimum and Additional) and Tenant’s Inducements (such as leasehold improvements, Free Rent Period, etc.), which Rent and Tenant Inducements shall be negotiated at that time, based on market rate for similar premises in the area.

19.6                           Right of First Opportunity

Provided the Tenant is not in material default under the Lease and subject to prior rights previously granted to existing tenants in the Building, the Tenant shall have a right of first opportunity during the Term to lease all of the office space on the SIXTEENTH (16(h)) floor of the Building, which is or may become available for lease by the Landlord.  The Landlord undertakes to give the Tenant written notice containing all relevant information pertaining to any ~~bona fide offer received from others to lease~~ such space, and the Tenant shall thereupon have FIVE (5) business days in which to confirm in writing to the Landlord that it elects to exercise its right of first opportunity and enter into a lease amending agreement covering such space. In the event of such election, the parties shall have an additional period of thirty (30) days to enter into a lease amending agreement covering such space on the same terms and conditions as the Lease and renewal rights, but excluding those dealing with Rent and Tenant inducements and the Term.  The term of the lease for any such space shall be co-terminus with the residue of the Term of the Lease.  The present clause shall apply each time space on the 16th floor becomes available, whether or not Tenant has previously exercised the right herein contained, the intent being that the Tenant’s right shall be a continuing right.

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Rent and Tenant inducements shall be negotiated based on market rate, but while taking into account, however, the remainder of the term of the Lease, at the time that the Tenant takes possession of the expansion space under this right.

In the event that the Tenant does not elect to exercise its right of first opportunity and fails to confirm such exercising in writing within the said period of FIVE (5) business days, the Landlord shall thereupon be entirely free to lease such space to a third party.

19.7                           Option to Cancel

Provided the Tenant is not in default under the Term of the Lease, the Tenant shall have the right to terminate the Lease at the end of the third (3rd) year of the Lease upon sending a written notice to the Landlord by certified mail no less than nine (9) months prior to the date of cancellation of the Lease.  Should the Tenant decide to exercise its Option to Cancel within the prescribed delay, he shall pay the Landlord THIRTY-FIVE THOUSAND DOLLARS ($35,000.00) (plus applicable taxes extra) as an indemnity to cancel its Lease and all of its obligations.  This indemnity will be payable thirty (30) days before Tenant vacates the Leased Premises. Upon (i) payment of such indemnity and (ii) Tenant’s vacating the Leased Premises, the Lease shall be terminated and Tenant shall have no further obligation under the Lease.

19.8                           Interior Parking

At all times during the Term, the Tenant shall have the right to park up to SIX (6) automobiles in the interior non-reserved parking facilities of the Building at a monthly rate of TWO HUNDRED AND FORTY DOLLARS ($240.00) per automobile, plus applicable taxes (GST and PST). The Tenant acknowledges that the parking rental rates set out above are subject to adjustments from time to time according to market conditions.  Subject to availability, the Tenant shall be permitted to lease more parking spaces from the parking management of the Building.

19.9                           Move In Move Out

The Tenant will not be charged for any elevator service, supervision, guard service, cleaning etc. for its initial Move In and Move Out at the expiry of the Term.

19.10                     Signage/Identification

At Landlord’s expense, Tenant shall have its corporate identification on the Building’s directory on the main entrance of the Building and on the main entrance door of the Premises.

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ARTICLE 20 - ACKNOWLEDGMENT AND SIGNATURES

THE PARTIES HERETO ACKNOWLEDGE AND DECLARE THAT ALL CLAUSES OF THE LEASE, INCLUDING THE ATTACHED SCHEDULES, HAVE BEEN DISCUSSED AND NEGOTIATED FREELY BETWEEN THEM AND THAT EACH PARTY HAS RECEIVED ALL NECESSARY LEGAL ADVICE FROM A LEGAL COUNSEL OF ITS CHOICE BEFORE SIGNING AND EXECUTING THE LEASE.

SIGNED BY TENANT

In Montreal this 2nd day of September, 2010

ENERKEM INC.

/s/ Julie Vallières	Per:	/s/ Vincent Chornet
WITNESS		Name:	Vincent Chornet
		Title:	President
Authorized to bind the company

/s/ Julie Vallières
WITNESS	Per:	/s/ Patrice Ouimet
		Name:	Patrice Ouimet
		Title:	Vice-President & Chief Financial Office
Authorized to bind the company

ACCEPTED BY LANDLORD

in Montreal this 14th day of September, 2010

CANADIAN PROPERTY HOLDINGS (1010 SHERBROOKE) INC., duly represented by its mandatary CREIT MANAGEMENT LIMITED, as general partner of CREIT MANAGEMENT L.P.

/s/ Mireille Lizotte	Per:	/s/ René G. Arsenault
WITNESS		Name:	René G. Arsenault
		Title:	Vice-President, Québec Region

Authorized to bind the company

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SCHEDULE "A" – PREMISES PLAN

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SCHEDULE “A-1” — LANDLORD’S WORK (BASE BUILDING)

Prior to the Date of Occupancy, the Landlord shall, at its expense, provide in the Premises solely the following improvements and work required, if necessary, all as per the following Building standards:

Demolition

The Landlord will demolish all the unnecessary existing leasehold improvements and clean the space in order to receive the leasehold improvements of the Tenant.

Floors

Floor slabs are made of reinforced concrete and will be ~~levelled~~ ready to receive the finishes.

Ceiling

Stained and/or broken ceiling tiles will be replaced.

Demising Walls

From Floor Slab to the Slab Above, all demising walls are constructed with double layer of ½” gypsum on either side of 2½ metal studs spaced at 16” c/c. filled with 2” thick fiberglass acoustical insulation.

Lighting

All broken or burnt lights will be replaced.

Lighting Controls

All lighting fixtures are controlled by standard relay switches.

Tenant Main Entry Door

“As is”.

Exit Door

When required by code, Landlord will supply a secondary exit door as per Building Standard (“As is”).

Hardware

The main entry door, on the active side and the secondary exit door are equipped with proper hardware as per Building Standard.

Electrical Distribution

The Landlord will provide enough circuits on the electric distribution panel in the electrical room to connect up to 5 watts per square foot of usable space for lighting and general purposes.

Telephone Communication System

A telephone communication room is available on every floor.  The Tenant is responsible for the installation of individual phones and telephone system’s main panel and console within their premises and connection to the telephone room on the floor.

General Note

The Landlord is solely responsible to apply the construction standards in the Building and all work will be performed according to City Regulations and Code National du Bâtiment.

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SCHEDULE “B” - DEFINITIONS

1.                     “Additional Rent” means all sums of money, other than Minimum Rent, payable by Tenant pursuant to the Lease.

2.                     “Authorized Use” means office use for carrying on business activities of the Tenant and, as a further limitation to the specific purpose herein set forth, Tenant further agrees that the Premises shall not be used for the operation of any of the following:

a)                          any business which is or is similar to the business carried on by a bank, or by a trust, acceptance or loan corporation, or by a corporation or organization engaged in the business of accepting money or deposit or lending money; or

b)                          a restaurant, cafeteria, or cocktail lounge business or the sale or delivery of food or beverages; or

c)                           any other activities restricted by the Rules and Regulations.

3.                           “Broker” means the broker set forth in Section 1.11 of the Summary Provisions.

4.                           “Building” shall refer to the Land and to the whole of the buildings, parking garage, structures, improvements, machinery, equipment and Common Areas erected or installed on the Land, including the buildings currently bearing the civic address(es) of 1010 Sherbrooke Street West, Montréal, Québec.

5.                           “Commencement Date” means the date set forth in Section 1.3 of the Summary Provisions.

6.                           “Common Areas” means all areas, facilities, systems, improvements or equipment which Landlord provides or designates to service the Building or which are intended for the common use or enjoyment of the tenants of the Building.  Common Areas may or may not be located in the Building and shall include, without limitation, roadways, walkways, sidewalks, landscaped areas, plazas, lobbies, washrooms available for use of tenants and/or public, open or enclosed pedestrian malls, courts, arcades, tunnels, bridges, truck courts, common loading areas and delivery facilities, driveways, customers and service ramps, stairways, escalators and elevators available for use by the public or by tenants generally, fire detection, fire prevention and communication facilities, common pipes, electrical, plumbing and other common mechanical and electrical installations, equipment, and services, public seating facilities, and all other areas and facilities from time to time provided, designated, or made available by Landlord for the use of Tenant and other tenants or members of the public, Landlord expressly reserving the right to eliminate, substitute or rearrange any or all of the areas so provided and designated without claim by Tenant in respect of any such elimination, substitution or rearrangement.

7.                           “Environmental Laws” means the Laws exclusively or partially governing the environment and its protection or conservation, including without limitation the Civil Code of Québec.

8.                          “Expert” means any professional consultant appointed by Landlord who, in the reasonable opinion of Landlord, is qualified to perform the specified function and where necessary is licensed to perform a specified function in the Province of Québec.

9.                           “Expiration Date” means the date set forth in Section 1.4 of the Summary Provisions.

10.                     “Gross Rentable Area” or “GRA” means, in connection with the Premises, the area of the Premises expressed in square feet (or square meters) and a proportionate share of the Common Areas, excluding the parking, as measured in accordance with BOMA ANSI Z65.1996.

11.                     “Hazardous Substances” means any substance that is, or is likely to be, hazardous or harmful to the environment or likely to cause an adverse effect, damage or impairment to persons or property and includes, without limiting the generality of the foregoing, the following: (i) any substance that, if added to any water, would degrade or alter or form part of a process of degradation or alteration of the quality of that water to the extent that it is detrimental to its use by man or by any animal, fish or plant; (ii) any solid, liquid, gas or

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odour or combination of any of them that, if emitted into air, soil or water would create or contribute to the creation of a condition that does or would (a) endanger the health, safety or welfare of persons or the health of animal life; (b) interfere with normal enjoyment of life or property; or (c) cause damage to plant life or to property; and (iii) any material or substance declared or deemed to be hazardous, toxic, deleterious, caustic, radioactive, explosive, dangerous, a contaminant, a waste, a source of contaminant, a pollutant or a dangerous food under any Environmental Law.

12.                     “Hotel” means the hotel bearing civic number 1050 Sherbrooke Street West, Montréal, being operated as of the date hereof under the name “Hôtel Omni Montréal”.

13.                     “Improvements” means any alterations, repairs, works, replacements, changes, additions or improvements, including but not limited to the Initial Improvements and or other Leasehold Improvements as well as any connection of apparatus to the electrical system (other than a connection to an existing duplex receptacle), to the plumbing lines, to the heating, the air-conditioning or the sprinkler system or any installation of electrical sub-meters.

14.                     “Land” shall refer to the land in the City of Montréal and further known and designated as Lot 1,339,677 of the Cadastre of Québec, Registration Division of Montréal.

15.                     “Landlord” means CANADIAN PROPERTY HOLDINGS (1010 SHERBROOKE) INC., duly represented by its mandatary CREIT MANAGEMENT LIMITED, as general partner of CREIT MANAGEMENT L.P. and its successors and assigns.

16.                     “Landlord’s Costs” means with respect to any cost, other than Operating Expenses, incurred by Landlord, the actual amount thereof plus 15% thereof on account of management and overhead.

17.                     “Laws” means:

a)                              constitutions, treaties, acts, codes, ordinances, orders, decrees, edicts, rules, by-laws and regulations, whether municipal, provincial, federal, national, international, foreign or other;

b)                                judgments, orders, writs, injunctions, rulings, decrees, ordinances and sentences of a tribunal, court, a government agency or a regulation department;

c)                                 policies, voluntary restraints, practices or guidelines of a government agency; and

d)                                all provisions of the foregoing,

which bind or affect the parties or Person mentioned therein. The term “Laws” includes Environmental Laws.

18.                     “Lease” refers to the present Agreement of Net Lease.

19.                     “Minimum Rent” means the minimum rent set forth in Section 1.5.

20.                     “Mortgagee” means a hypothecary or mortgage creditor (including a trustee for bondholders) of the Landlord holding securities against the Building or part of it or a ground.

21.                     “Normal Business Hours” means such hours on such days as Landlord determines and being, on the date hereof, from 7:00 a.m. to 7:00 p.m. of each business day (Sunday and holidays excluded) and from 8:00 a.m. to 12:00 p.m. on Saturday.

22.                     “Notice” has the meaning set forth in Section 18.14.

23.                     “Operating Expenses” means without duplication all costs incurred by Landlord in the management, operation, maintenance, repair, replacement, insurance, or supervision of the Building and the Common Areas, including without limitation, the following:

a)                          salaries, benefits, pensions and related personnel costs and taxes for employees of Landlord engaged in the management, supervision, maintenance, operation, repair,

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security or replacement within the Building and all service contracts as well as the fair market rental value of space (in the Building or in another building) that is used by Landlord or its agent or contractor in connection with the maintenance, repair, administration and management of the Building and any taxes related thereto;

b)                         telephone, telecopier and stationary;

c)                          cleaning, building and cleaning supplies, uniforms and dry cleaning, cleaning of windows and exterior curtain wall;

d)                         snow removal, landscaping, and lighting in the Common Areas;

e)                          garbage waste collection and disposal;

f)                            electricity, water, steam and other utilities, except as chargeable separately to Tenant under the Lease, and any taxes on utilities which are not recoverable from Tenant under other provisions of the Lease;

g)                         policing, security, daycare concierge and other tenant services;

h)                         rental of any equipment, signs and decorations;

i)                             heating, ventilating and air-conditioning the Building, including without limitation the cost of operating, repairing, maintaining, replacing and inspecting the machinery, equipment and other facilities, and the cost of providing condenser water from cooling towers or chilled water for the heating, ventilating and air-conditioning equipment;

j)                             insurance as may be carried by Landlord, such costs to include without limitation premiums, deductibles and other related charges, in respect of or attributable to the Building or related thereto including without limitation all risk insurance against fire and other perils and liabilities regarding casualties, injuries and damages, boiler and machinery insurance and rental income insurance;

k)                          conservation of energy programs referred to in Schedule “C”;

l)                             depreciation or amortization (on a straight-line basis over the useful life or such other period as reasonably determined by Landlord) of the costs of:

i)                 all capitalized machinery, equipment, or supplies owned by Landlord;

ii)              replacements of all facilities serving or comprising the Building which by their nature require periodic replacement and which are not charged fully in the Rental Year in which they are incurred; and

iii)           repairs, replacements, modifications and Improvements which are not charged fully during the Rental Year in which they are incurred.

m)                 interest calculated at 3% points above the average Prime Rate upon the unamortized portion of the cost of all such items being amortized or depreciated;

n)                   repairs, replacements, modernization, additional equipment or Improvements required by law or by Landlord’s insurers or which, in Landlord’s reasonable opinion, may reduce Operating Expenses or are for the benefit or safety of Building users, including, without limitation, the cost of communications equipment installed for the potential benefit of the tenants in general and not for exclusive use by a particular tenant;

o)                   reasonable external professional fees except as they relate to the leasing of the Building;

p)                   Taxes on Capital as Landlord shall allocate to the Building. So long as Canadian Property Holdings (1010 Sherbrooke) Inc. is the owner at 100% of the Building, these Taxes on Capital are excluded;

q)                   any Taxes not otherwise charged directly to Tenant;

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r)                      repairs, maintenance and replacements of every nature to the Building;

s)                    structural repairs caused by the negligence of the Tenant or those for whom the Tenant is responsible;

t)                an administration fee of 15% of such total costs, it being understood and agreed that such administration fee shall be deemed not to constitute duplication with any of the costs which form part of the Operating Expenses, including, without limitation, those costs set out in Section 23(a) hereof.

24.                     “Person” includes any individual, firm, partnership, corporation or other entity or any combination thereof.

25.                     “Premises” means those certain premises described in Section 1.1, with all Improvements, installations and equipment which are attached thereto at the Commencement Date or during the Term.

26.                     “Prime Rate” means the rate of interest announced by the National Bank of Canada as its prime rate for commercial corporate borrowers of demand loans in Canadian dollars.

27.                     “Proportionate Share of Operating Expenses” means the percentage set forth in Section 1.6, subject to Landlord’s adjustment, and is based on a proportion established by Landlord between Gross Rentable Area for the Premises and the Gross Rentable Area for the Building excluding the gross rentable area of the Hotel located in the Building.  The percentage may vary in the event of an increase or a decrease in the Gross Rentable Area of the Premises or the Gross Rentable Area of the Building.

28.                     “Proportionate Share of Taxes” means the percentage set forth in Section 1.7, subject to Landlord’s adjustment and is based on a proportion established by Landlord between Gross Rentable Area for the Premises and the Gross Rentable Area for the Building.  The percentage may vary in the event of an increase or a decrease in the Gross Rentable Area of the Premises or the Gross Rentable Area of the Building.

29.                     “Rent” means Minimum Rent, Additional Rent and all sums of money payable by Tenant pursuant to the Lease.

30.                     “Rental Year” means the calendar year.  However, the first Rental Year shall mean the period from the Commencement Date to December thirty-first, and the final Rental Year shall mean the period from the end of the next-to-last Rental Year to the date of termination of this Lease. Landlord may by written Notice to Tenant specify an annual date upon which each subsequent Rental Year will commence, in which event the then current Rental Year for such purposes will terminate on the day preceding such date.

31.                     “Rules and Regulations” means the rules and regulations adopted by Landlord pursuant to Section 18.1.  The Rules and Regulations in force on the Commencement Date of the Lease are those set out in Schedule “D”.

32.                     “Sales Taxes” means any and all goods and services, sales, value-added, multi-stage consumption, use Taxes (such as, without limitation, the Goods and Services Tax (G.S.T.) and the Québec Sales Tax (Q.S.T.) or any other similar taxes imposed on Landlord or Tenant with respect to Rent, to the Lease, to the goods and services provided by Landlord under the Lease including without limitation the rental of the Premises or administrative services provided to Tenant or to tenants generally.

33.                     “Specified Date” means such date as may be specified by Notice from Landlord to Tenant.

34.                     “Surety” means the surety liable hereunder as set out in this Lease.

35.                     “Taxes” means all real estate taxes, water or services taxes, rates and assessments, and other taxes or charges imposed by any lawful authority against the Building or any part thereof (including any accessories and Improvements), or in respect of the Common Areas, or upon Landlord in respect thereof, including, where applicable, the tax on non-residential immovables and all taxes, surtaxes, business taxes, rates, assessments and impositions, general and special, levied or imposed for schools, public betterment, general or local improvements. Taxes exclude Landlord’s Taxes on Capital (which are included in

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Operating Expenses) and income taxes. Taxes also exclude water taxes imposed against the Premises, which shall be paid by the Tenant directly to the lawful authority. If the system of taxation now in effect is altered and any new tax, surtax, or levy is imposed or levied on the Building or any part thereof or its owner(s) or on revenues from the Building, in substitution for or in addition to Taxes presently levied or imposed on immovables in the City of Montréal, the term “Taxes” shall include such new tax or levy.

36.                     “Taxes on Capital” means an amount of the tax imposed by the federal and provincial tax authorities upon Landlord, or the owner(s) of the Building, (and if the owner or one of the owners is a partnership, upon the partners of such partnership), which is measured by or based in whole or in part upon the capital, surplus, reserves or indebtedness of such Landlord, owner(s) or partner(s), and including without limitation any taxes on large corporations.

37.                     “Tenant” means the Person executing this Lease as Tenant. The Tenant will also include all servants, employees, mandataries, successors and assigns, and contractors of the Tenant, as well as any Person under the Tenant’s control or for whom the Tenant is in law responsible.

38.                     “Term” means the period starting on the Commencement Date and terminating at 12:00 (noon) on the Expiration Date, subject to the terms and conditions set forth herein.

39.                     “Underlying Lease” not applicable.

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SCHEDULE “C” - UTILITIES AND SERVICES

All costs herein are included in the Additional Rent, except where specifically mentioned otherwise.

1.                                      Cleaning

Landlord shall, Monday through Friday except holidays in each week, cause the office portion of the Premises, excluding storage areas and private washrooms, to be adequately cleaned, provided the same are kept in order by Tenant.  Such cleaning may be done between the hours of 5:00 P.M. and 6:00 A.M.  Windows shall be cleaned as Landlord shall determine.  The cost is included in the Additional Rent.

2.                                      Elevators

a)                                Landlord shall provide and maintain in working order automatic passenger elevators for operation between the hours of 7:30 A.M. and 7:00 P.M. of each business day, except Saturdays when the hours shall be from 8:00 A.M. to 12:00 P.M., and one such passenger elevator will be subject to call at all other times.  Landlord shall be under no obligation to provide operators for any such passenger elevators and the fact that Landlord may in its discretion provide operators shall in no way obligate Landlord to continue such provision.

b)                               Freight service will be provided at such hours as Landlord may designate, and shall be subject to a charge as determined by Landlord, except for Tenant’s initial move-in and final move-out, for which freight services shall be free of charge.

c)                                Tenant shall have the use of the elevators in common with others but Landlord shall not be liable for any damage caused to Tenant and its officers, agents, employees, servants, visitors or licensees by such others using the elevators in common.

3.                                      Electric Current

a)                                Landlord, subject to its ability to obtain the same from its principal supplier and to the needs of Landlord and co-tenants, shall cause the Premises to be supplied with electric current for lighting and power.  Landlord shall permit its wires and conduits, (being normal office lighting and duplex receptacles) to be used for such purpose.

The obligation of Landlord hereunder shall be subject to any rules or regulations to the contrary of the authority providing electricity or any other municipal or governmental authority.

b)                               As an alternative to the foregoing and at Landlord’s discretion, Tenant shall arrange at its expense, directly from the authority providing the same, for the supply of electric current which Tenant shall pay for directly to such authority.  provided that the Additional Rent will be adjusted accordingly.  Subject to the needs of Landlord and co-tenants, Landlord shall permit its wires and conduits, (being normal office lighting and duplex receptacles) to be used for such purpose.

c)                                Tenant’s use of electric current shall never exceed the safe capacity of existing electrical wiring in the Premises.  Any special wires and conduits for Tenant’s special equipment and any required sub-meters shall be supplied and installed by Tenant at its expense.

d)                               At Landlord’s option, Tenant shall purchase from Landlord all lamps, bulbs and ballasts used in the Premises, and to pay for such lamps, bulbs and ballasts and the cost of installation thereof at a price no greater than Tenant would have paid from a third party with whom Tenant would be dealing with at arm’s length.  ~~Any such payment by Tenant shall constitute final acceptance by Tenant of the price therefor and shall be final and binding and without return for any reason.~~.

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4.                                      Energy Conservation

Tenant shall co-operate with Landlord and shall participate in the implementation of programs relating to the conservation of energy and recycling of any materials in the Building.

5.                                       Drinking Water, Towels and Other Services

At Landlord’s option, Landlord shall be the sole supplier of drinking water, towels and any other services or materials, the right to furnish any such services or materials being hereby expressly reserved to Landlord.  When such services or materials shall be furnished by Landlord, prices shall be competitive and accounts therefor shall be rendered by Landlord at such time as it may elect and shall be immediately payable by Tenant as Additional Rent.  ~~Any such payment by Tenant shall constitute final acceptance by Tenant of the price therefor and shall be final and binding and without return for any reason~~.

It is understood that the above-mentioned stipulations shall not apply to the Premises but, only to area where Landlord is responsible.

In the event that Landlord should elect not to furnish any such services or materials, only persons authorized by Landlord will be permitted to furnish them to Tenant at Tenant’s sole cost and expense, and only at hours and under regulations fixed by Landlord.

6.                                      Heating or Air-conditioning

a)                                 Landlord shall provide during Normal Business Hours a constant supply of air that is filtered and humidified and either heated or cooled as conditions may require.

b)                               Landlord shall be under no obligation to operate the air-conditioning system in excess of what may be, in its opinion, reasonable and normal in the circumstances, provided always, however, that the obligations of Landlord hereunder shall be conditional upon the following:

i)                            Tenant keeping all exterior windows closed at all times and blinds fully drawn on all windows exposed to the sun during the cooling cycle, and keeping all registers free from obstruction so as to permit the proper flow and circulation of air therefrom;

ii)                         the average amount of electrical energy consumed by lights and machines in the Premises not exceeding five (5) Watts per square foot; and

iii)                      the occupancy of the Premises not exceeding one person per hundred square feet of space.

c)                                     All individual controls required by Tenant shall be installed at Tenant’s expense.

d)                                      In case Landlord deems it necessary to run portions of the system through the Premises in order to serve other tenants, Tenant shall reasonably permit Landlord and its agents and contractors to perform such work in the Premises.

e)                                      Nothing contained in this Schedule or in the Lease shall be deemed to create any obligation of Landlord to furnish electricity, heating, air-conditioning or any other services to Tenant to the extent these are required by the use in the Premises of special equipment such as computers or other electrical or similar equipment or by the existence in the Premises of electrical, computer, storage or equipment rooms.

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SCHEDULE “D” - RULES AND REGULATIONS

1.                                      Tenant shall not perform any acts or carry on any practices which may reasonably, in the reasonable opinion of Landlord, tend to lower the character of the Building, damage or injure the Premises or be a nuisance or menace to other tenants or users of the Building or make or permit any improper noises, odors, smoke or vibrations in the Building or in the Premises and shall forthwith upon request by Landlord discontinue all acts or practices in violation of this clause and repair any damage or injury caused thereby.  Without limiting the generality of the foregoing, Tenant shall utilize no medium which can be heard or experienced outside the Premises.

2.                                      Tenant shall not cause unnecessary labour by reason of carelessness and indifference to the preservation of good order and cleanliness in the Premises and in the Building.

3.                                      It is prohibited to bring into the Building or into the Premises any animal, bicycle or small motorized vehicles (transportation) not for handicapped usage.

4.                                      Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall co-operate to prevent the same.

5.                                      The sidewalks, entries, passages, escalators, elevators and staircases shall not be obstructed or used by Tenant or its clerks, servants, agents, visitors or licensees for any other purpose than ingress to and egress from the Premises.  Nothing shall be thrown by Tenant, its clerks, servants, agents, visitors or licensees, out of the windows or doors, or into the entries, passages, escalators, elevators or staircases of the Building.  Landlord reserves entire control of the sidewalks, entries, passages, escalators, elevators, staircases, and corridors which are not expressly included within this Lease, and shall have the right to make such repairs, replacements, alterations, additions, decorations and improvements and to place such signs and appliances therein, as it may deem advisable, provided that ingress to and egress from the Premises is not unduly impaired thereby.

6.                                      Tenant shall use and cause any third party to use the facilities designated by Landlord to receive, deliver, or move any material, furniture or equipment within, in or out of the Premises or the Building, as the case may be.

7.                                       Landlord shall have the right to prohibit any advertising of or by Tenant, which reasonably in its opinion, tends to impair the reputation of the Building or its desirability as a building for offices or for financial, insurance and other institutions and businesses of a like nature.  Upon written Notice from Landlord, Tenant shall refrain from or discontinue such advertising.

8.                                      No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the outside or inside of the Building, except on the directories and doors of offices, and then only of such size, colour and style as Landlord shall determine and approve.

9.                                      The sashes, sash-doors, windows, glass doors and the lights and skylights that reflect or admit light into the halls or other places in the Building shall not be covered or obstructed, nor shall anything, whether books, packages, flower pots or any other articles whatsoever, be placed upon or hung from the window sills.  Without limiting the generality of the foregoing, Tenant shall not apply or attach to the windows of the Premises any material, substance or thing, of any nature whatsoever and shall specifically refrain from applying any film, solar or otherwise, to the said windows.

10.                               Tenant shall not sell or permit the sale at retail, of newspapers, magazines, periodicals, theatre tickets, lottery tickets or such articles as are customarily sold in tobacco shops, soda fountains or lunch counters, or any other goods, wares or merchandise whatsoever, in or from the Premises.  Tenant shall not carry on or permit or allow any employee or other person to carry on the business of a restaurant, a cafeteria, a cocktail lounge, or food or beverages delivery or sale, or any business other than that specifically provided for in this Lease.

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11.                                Tenant shall prohibit smoking in the interior Common Areas (including without limitation in staircases, washrooms, and emergency exits), except in areas, if any, expressly designated by Landlord for such purpose.  Tenant shall adopt a similar non-smoking policy in respect of the Premises. Tenant shall be responsible for complying with all applicable Laws.

12.                                Subject to Landlord’s approval, Tenant shall have the right to use its own workmen ~~of Landlord must be employed by Tenant at Tenant’s expense~~ for repairs, painting, lettering, interior moving and other similar work that may be done on the Premises.

13.                                Tenant shall not mark, paint, drill into or in any way deface the walls, ceilings, windows, partitions, floors, woods, stone or iron work, or any other appurtenance to the Premises, except as otherwise permitted under this Lease or by Landlord.

14.                                Tenant shall not install window shades of any colour other than the typical colours from time to time approved by Landlord.  Tenant shall not install curtains or venetian blinds without the approval of Landlord.

15.                                Tenant shall not lay linoleum, rubber, cork or other floor covering so that the same shall come in direct contact with the floor, and if linoleum, rubber, cork or other floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor by a paste or other adhesive which may be readily removed with water.

16.                                The water and wash closets and urinals shall not be used for any other purpose than the purposes for which they were respectively constructed, and the expense of any breakage, stoppage, or damage resulting from a violation of this rule by Tenant or its clerks, agents, servants, visitors or licensees, shall be borne by Tenant.

17.                                If any apparatus used or installed by Tenant requires a permit as a condition for installation, Tenant must file such permit with Landlord.

18.                                Other than people accessing to the Premises, all other ~~All~~ persons entering and leaving the Building between the hours of 7:00 P.M. and 8:00 A.M. on business days, and all persons entering and leaving the Building on Saturdays, Sundays and holidays, shall register with Landlord in a manner established from time to time by Landlord.  Between the hours of 7:00 P.M. and 8:00 A.M. on business days, and on Saturdays, Sundays and holidays, Landlord will have the right to prevent any person from entering or leaving the Building unless provided with an electronic pass to the Premises to which such person seeks entrance, or a pass issued and signed by Tenant upon the letterhead of Tenant and countersigned by Landlord.  Any persons found in the Building at such times without such electronic passes, passes issued by Tenant as described above, or other proper identification in a manner established from time to time by Landlord will be subject to the surveillance of the employees and agents of Landlord.  This rule is made for the protection of Tenant, but Landlord shall be under no responsibility for failure to enforce it.

19.                                Landlord shall have power to prescribe the weight and position of safes and other heavy equipment, which shall be placed and stood only on such plank strips or skids or element of the structure, as Landlord may prescribe, to distribute the weight properly.  All damage done to the Building by taking in or moving out a safe or any other article of Tenant’s equipment or merchandise, or due to its being on the Premises, shall be repaired at the expense of Tenant.  The moving of safes shall occur only during such hours as Landlord may from time to time establish and upon previous Notice to Landlord, and the persons employed to move the safes in and out of the Building must be acceptable to Landlord.  Safes will be moved through the halls and corridors only upon steel bearing plates.  No freight or bulky matter of any description will be received into the Building or carried in the elevators, except during hours approved by Landlord.

20.                                Notice shall be given by Tenant to Landlord with respect to Tenant’s intention to place any heavy material or thing within the Premises and all details and specifications thereof shall be supplied to Landlord’s structural engineers for its approval.  Any and all engineer’s costs for consultation shall be borne by Tenant.

21.                                Tenant agrees to observe all reasonable Rules and Regulations regarding the security and protection of the Building and the tenants thereof including without limitation the right

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of Landlord to search the Person of and/or any article carried by any Person entering or leaving the Building.

22.                                 The Tenant shall not bring into or store in the Premises any inflammable liquid or dangerous or explosive materials, or cleaners, solvents or other chemicals or matters which may be considered as pollutants or contaminants or as hazardous wastes under any laws, by-laws, ordinances or regulations, or any items or fixtures that, by reason of their nature, weight, size or use, may constitute a nuisance (including, without limitation, noises, vibrations or offensive odours) or damage or endanger any part of the Building.

23.                                Tenant agrees that the Rules and Regulations hereinabove stipulated, and such other and further Rules and Regulations as Landlord may make, being in its judgment needful for the reputation, safety, care or cleanliness of the Building and Premises, or the operation, maintenance or protection of the Building and its equipment, or the comfort of tenants, shall be faithfully observed and performed by Tenant, and by its clerks, servants, agents, visitors and licensees.  Landlord shall have the right to change said rules and to waive in writing or otherwise, any or all of the said rules in respect of any one or more tenants, and Landlord shall not be responsible to Tenant for non-observance or violation of any of said Rules and Regulations by any other tenant or other Person.  The provisions of the Rules and Regulations shall not be deemed to limit any obligation or provision of this Lease to be performed or fulfilled by Tenant.

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SCHEDULE “E” — CORPORATE RESOLUTION

EXCERPT OF THE MINUTES OF A MEETING OF THE DIRECTORS OF

ENERKEM INC.

(the “Company”)

HELD ON THE        DAY OF            , 2010.

IT IS RESOLVED THAT:

The Company enter into an Agreement of Lease with CANADIAN PROPERTY HOLDINGS (1010 SHERBROOKE) INC., duly represented by its mandatary CREIT MANAGEMENT LIMITED, as general partner of CREIT MANAGEMENT L.P., for the Premises located in Suite 1610, at 1010 Sherbrooke Street West, Montréal, Québec, the whole in accordance with the Agreement of Lease which has been submitted to the meeting and that Vincent Chornet and Patrice Ouimet, are authorized to sign the Agreement of Lease on behalf of the Company and to make all modifications which he deems at his sole discretion, to be appropriate.

I, THE UNDERSIGNED, CERTIFY that the foregoing is a true copy of a resolution adopted at a meeting of the directors of duly called and held on the day of , 2010

Dated this day of , 2010.

SECRETARY

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SCHEDULE “F” - ACCEPTANCE FORM

INTENTIONALLY DELETED

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SCHEDULE “G” - SURETY

INTENTIONALLY DELETED

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SCHEDULE “H” - ENVIRONMENTAL QUESTIONNAIRE

1.	Tenant Name:	ENERKEM INC.

2.	Contact Person:	Patrice Ouimet	Position:	Chief Financial Officer
	Phone Number:	(514) 875-0284	Fax Number:	(514) 875-0835

3.	Do you employ an environmental officer or engineer or other similar position charged with the responsibility for environmental compliance? If so, identify individual with phone number.
No

4.	Please describe the nature of your operations for the Premises.
Office space

5.	Please list any chemicals, solvents, petroleum products or hazardous materials to be used, handled or stored at the Premises.
None

6.	Will you require any environmental permits or approvals for your operations at the Premises? If so, please describe.
No

7.	Will you be using any storage tanks, sumps or pits at the Premises? If so, please describe.
No

8.	Will you have any pollution control equipment (including containment areas) to control air emissions, waste, discharges or to protect against spills?
No

9.	What types of waste (other than paper waste), including any hazardous waste, will you generate as a product or by-product at the Premises? How will you store or dispose of waste you generate?
Plastic or cans resulting of employees eating lunch on the premises

10.	Are there any other potential environmental matters associated with your operations, including with respect to the use of the Premises, of which the landlord should be made aware?
No

I hereby represent and warrant to Canadian Real Estate Investment Trust, its nominee company and CREIT Management Limited (its agent), that to the best of my knowledge the foregoing Environmental Questionnaire responses are accurate and fully disclose the existing or potential environmental hazards and/or contamination as a result of proposed or actual use or occupancy of the Premises.

September 2, 2010	Patrice Ouimet
Date:	Authorized Signing Officer (Print Name)

/s/ Patrice Ouimet
Signature

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SCHEDULE “I” - DECLARATION BY TENANT

INTENTIONALLY DELETED

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